EXHIBIT 10.4

WOLVERINE EMPLOYEES' PENSION PLAN

(Restated As Amended Through December 13, 2001)

WOLVERINE EMPLOYEES' PENSION PLAN

TABLE OF CONTENTS

SECTION 5 Disability Pension		16
5.1.	Disability Pension	16
5.2.	Permanent Disability	16
5.3.	Payment of Disability Pension	16
5.4.	Discontinuance of Disability Pension	17

5.5.	Charges Against Pensions and Deferred Benefits	17
5.6.	Reemployment After Disability	17

SECTION 6 Termination of Employment Before Retirement		18
6.1.	Monthly Deferred Benefit	18
6.2.	Early Commencement of Benefit	18
6.3.	Termination Prior to Five Years of Credited Service	18

SECTION 7 Payment of Benefits		19
7.1	Normal Form of Payment	19
7.2.	Optional Forms of Payment	20
7.3.	Election and Discontinuance of Options	20
7.4.	Designation of Beneficiaries	21
7.5.	Required Benefit Payments	22
7.6.	Re-employment	23
7.7.	Facility of Payment	23
7.8.	Missing Members or Beneficiaries	23
7.9.	Lump Sum Payment of Accrued Benefits	24
7.10.	Restrictions on Distributions	25
7.11.	Direct Transfer of Eligible Rollover Distributions	25

SECTION 8 Death Benefits		26
8.1.	Death Before Commencement of Benefits	26
8.2.	Death After Commencement of Benefits	26
8.3.	Pre-retirement Spouse's Benefit	26

SECTION 9 The Committee		28
9.1.	Membership	28
9.2.	Committee's General Powers Rights and Duties	28
9.3.	Manner of Action	29
9.4.	Interested Committee Member	29
9.5.	Resignation or Removal of Committee Members	29
9.6.	Information Required by Committee	30
9.7.	Evidence	30
9.8.	Uniform Rules	30
9.9.	Review of Benefit Determinations	30
9.10.	Committee's Decision Final	30

SECTION 10 General Provisions		31
10.1.	Additional Employers	31
10.2.	Waiver of Notice	31
10.3.	Gender and Number	31
10.4.	Controlling Law	31
10.5.	Employment Rights	31
10.6.	Litigation by Members	31
10.7.	Interests Not Transferable	32
10.8.	Absence of Guaranty	32
10.9.	Action by Employers	32

SECTION 11 Contributions		33
11.1.	Employer Contributions	33
11.2.	Member Contributions	33

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11.3.	Application of Forfeitures	33
11.4.	No Interest in Employers	33

SECTION 12 Amendment and Termination		34
12.1.	Amendment	34
12.2.	Termination	34
12.3.	Nonforfeitability on Termination	35
12.4.	Notice of Amendment or Termination	35
12.5.	Allocation and Distribution of Assets on Termination	35

SECTION 13 Special Restrictions		38
13.1.	Effective Date and Overriding Provisions	38
13.2.	Plan Termination	38
13.3.	Plan Merger	38
13.4.	Vesting Benefit Accrual, Etc	39
13.5.	Restricted Date	39
13.6.	Prohibition Against Amendment	39

SECTION 14 Direct Transfer of Eligible Rollover Distributions		40
14.1.	Purpose	40
14.2.	Definition of Eligible Rollover Distribution	40
14.3.	Definition of Eligible Retirement Plan	40
14.4.	Definition of Distributee	40
14.5.	Definition of Direct Rollover	40

SUPPLEMENT A
A-1.	Benefits for UFCW Employees
A-2.	Transfer of Assets
A-3.	Effective Dates of Benefit Increase
A-4.	This Supplement Controlling

SUPPLEMENT B - Special Rules for Top-Heavy Plans
B-1.	Purpose and Effect
B-2.	Top-Heavy Plan
B-3.	Key Employee
B-4.	Minimum Vesting
B-5.	Minimum Benefit
B-6	Aggregation of Plans
B-7.	No Duplication of Benefits
B-8.	Adjustment of Combined Benefit Limitations
B-9.	Use of Terms

SUPPLEMENT C - Provisions Relating to Certain Former Participants Under Webster
Manufacturing Unit Hourly-Rated Employees' Pension Plan
C-1.	Introduction
C-2.	Full Vesting of Webster Participant's Benefit
C-3.	Amount of Webster Participant's Benefit at Normal Retirement Date
C-4.	Supplemental Benefit for Webster Participants
C-5.	Form of Payment of Webster Participant's Benefit
C-6.	Lump Sum Payment of Webster Participant's Accrued Benefit
C-7.	Limitations

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SUPPLEMENT D - Section 414(k) Account
SECTION D1 Introduction
SECTION D2 Eligibility and Participation
SECTION D3 Participant Contributions
SECTION D4 Employer Contributions
SECTION D5 Section 414(k) Trust Account and the Investment Funds
SECTION D6 Period of Participation
SECTION D7 Accounting
SECTION D8 Payment of Account Balances
SECTION D9 Reemployment
SECTION D10 Employer Contribution Formula

SUPPLEMENT E - Benefits for Certain Former Employees

SUPPLEMENT F - Nondiscriminatory Executive Benefits
F.1	Purpose
F.2	A Executive
F.3	B Executive
F.4	Modifications

SUPPLEMENT G - Benefits for Certain Former Employees of Frolic Footwear Division

SUPPLEMENT H - 2000 Early Retirement Window
H-1	Purpose
H-2	Supplement H Participant
H-3	Calculation of Pension
H-4	Full Vesting
H-5	Amount of Pension
H-6	Commencement of Pension
H-7	Supplement D -- Resignation or Dismissal

SUPPLEMENT I -
I-1	Purpose
I-2	Members Included
I-3	Teamsters Unit Members
I-4	Hy-Test Members

APPENDIX A - Covered Employee Groups

APPENDIX B - Historical and Current Dollar Multipliers

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WOLVERINE EMPLOYEES' PENSION PLAN
(Restated As Amended Through December 13, 2001)

SECTION 1

Introduction

          1.1.          Purpose. Wolverine Employees' Pension Plan is maintained by Wolverine World Wide, Inc. (the "company") to provide retirement and other benefits for eligible employees.

          1.2.          Plan Year. Wolverine Employees' Pension Plan was established as of January 1, 1969. Wolverine Employees' Pension Plan, as amended, and as set forth below (the "plan") is effective as of January 1, 1976. A "plan year" is the twelve month period beginning on January 1 and ending on the following December 31.

          1.3.          Employers. Any subsidiary or affiliate of the company may adopt the plan with the company's consent, as described in subsection 10.1. A "subsidiary" of the company is any corporation 50 per cent or more of the voting stock of which is owned, directly or indirectly, by the company. An "affiliate" of the company is any corporation 50 per cent or more of the voting stock of which is owned, directly or indirectly, by the owners of 50 per cent or more of the voting stock of the company. The company and any subsidiaries or affiliates of the company which adopt the plan are referred to below collectively as the "employers" and individually as an "employer." The plan shall not apply to employees of any branch or division of these corporations which is hereafter established (as a result of merger, acquisition or otherwise) unless and until it is extended to such branch or division in the manner provided in subsection 10.1. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors.

          1.4.          Administration of the Plan. The Plan will be administered by a plan committee (the "committee") consisting of not less than three nor more than seven persons appointed by the company, as described in Section 9. Any notice or document required to be given to or filed with the committee will be properly given or filed if delivered or mailed, by registered mail, postage prepaid, to the committee, in care of the company, at Rockford, Michigan.

          1.5.          Funding of Benefits. Funds contributed under the plan will be held and invested, until distribution, by a trustee (the "trustee") appointed by the company. The trustee will act under a trust agreement between the company and the trustee which implements and forms a part of the plan. The trustee as of January 1, 1976 is National Bank of Detroit, located in Detroit, Michigan. Copies of the plan and trust agreement, and any amendments thereto, will be on file at the office of the Secretary of the company and of each employer which adopts the plan where they may be examined by any eligible employee or member. The provisions of and benefits under the plan are subject to the terms and provisions of the trust agreement.

          1.6.          Plan Benefits for Members Who Retire or Terminated Employment. The benefits provided hereunder for any member who retires or whose employment with the employers otherwise terminates will, except as otherwise specifically provided herein, be governed in all respects by the terms of the plan as in effect on the date of the member's retirement or other termination of employment.

          1.7.          Supplements. From time to time, the company may adopt supplements to the plan for the purpose of modifying the provisions of the plan as they apply to the employees of an employer (or any group or classification of employees of an employer) to provide additional, substitute or restrictive terms and provisions of the plan as it applies to such employees, including provisions to preserve benefits attributable to such employees' participation in a plan of an employer or predecessor of an employer or to coordinate such benefits with the benefits of this plan. Each such supplement will be attached to and form a part of this plan, will specify the group or class of employees to which it applies and will supersede the provisions of the plan to the extent necessary to eliminate any inconsistencies between the plan and such supplement.

          1.8.          UFCW Employees. Effective January 1, 1984, pension benefits for UFCW employees (as defined in Supplement A of the plan) will be provided solely under the separate plans established for them and in no event will any benefits be paid or payable to or on account of UFCW employees under this plan.

SECTION 2

Membership and Retirement Dates

          2.1.          Eligibility. Each employee of an employer who is a member of the plan immediately preceding January l, 1976 will continue as a member on and after that date. Each other employee of an employer will become a member of the plan on January 1, 1976 or the July 1 or January 1 thereafter coincident with or next following the date he meets all of the following requirements:

                    (a)           He is a regular employee; and

                    (b)          He is a member of a group of employees to whom the plan has been and continues to be extended by an employer as described in Appendix A to the plan.

A "regular employee" is one who normally renders or is scheduled to render personal services to one or more employers and controlled group members for 1,000 or more hours per year. For purposes of this subsection, an employee who, except for the requirement of subparagraph (a) above, would otherwise become a member of the plan, shall become a member of the plan on January 1, 1976 or the July 1 or January 1 thereafter coincident with or next following the end of the 12-month period (commencing on his date of hire and each anniversary thereof) during which he has completed 1,000 or more hours of service (as defined in subsection 3.2).

Each employee of Wolverine Hy-Test, Inc. who meets the eligibility requirements as of the effective date of the Thirty-Fifth Amendment (April 17, 1996) shall become a Participant on that date.

          2.2.          Membership. The committee will notify each employee of the date he becomes a member of the plan. Membership shall terminate upon the earlier of the date the Participant is not an Employee and has been paid the full amount due under this plan, the date of the participant's death, or the date the Participant's Service is cancelled. An Employee's Service shall be cancelled if the Employee's vested percentage is zero and the Employee has at least five consecutive Breaks in Service. If an Employee's service is cancelled, the Employee must satisfy the eligibility requirements again to resume membership in this plan. If the service of a former member is not cancelled, the former member shall resume membership immediately upon completion of an hour of service as a regular employee or as a member of a group of employees to whom the plan has been and continues to be extended.

          2.3.          Normal Retirement Date. A member's "normal retirement date" will be the first day of the month coincident with or next following the date he attains age 65 years.

          2.4.          Early Retirement Date. A member's "early retirement date" will be the first day of the month coincident with or next following the date on which he retires or is retired from the employ of all of the employers before his normal retirement date but after he has both attained age 60 years and completed ten or more years of credited service.

          2.5          Deferred Retirement Date. A member's "deferred retirement date" will be the first day of the month coincident with or next following the date of his retirement from the employ of all of the employers after his normal retirement date.

          2.6.          Disability Retirement Date. A member's "disability retirement date" will be the first day of the month coincident with or next following the date on which he retires or is retired from the employ of all of the employers because of total and permanent disability (as defined in Section S) before his normal retirement date but after he has completed fifteen or more years of credited service.

          2.7.          Retirement Date. A member's "retirement date" will be one of the dates described above on which he retires or is retired from the employ of all of the employers.

          2.8.          Maternity and Paternity Absence. In the case of a maternity or paternity absence (as defined below) which commences on or after January 1, 1985, a member shall be credited, for the first plan year in which he otherwise would have incurred a one-year break in service (and solely for purposes of determining whether such a break in service has occurred), with the hours of service which normally would have been credited to him but for such absence (or, if the committee is unable to determine the hours which would have been so credited, 8 hours for each work day of such absence), but in no event more than 501 hours for any one absence. A "maternity or paternity absence" means a member's absence from work because of the pregnancy of the member or birth of a child of the member, the placement of a child with the member in connection with the adoption of such child by the member, or for purposes of caring for the child immediately following such birth or placement. The committee may require the member to furnish such information as the committee considers necessary to establish that the member's absence was for one of the reasons specified above.

          2.9.          Leased Employees. A leased employee (as defined below) shall not be eligible to become a member of the plan. A "leased employee" means any person who is not an employee of an employer, but who has provided services to an employer of a type which have historically (within the business field of the employers) been provided by employees, on a substantially fully time basis for a period of at least one year, pursuant to an agreement between an employer and a leasing organization. The period during which a leased employee performs service for an employer shall be taken into account for purposes of subsections 2.1 and 6.1 of the plan; unless (i) such leased employee is a participant in a money purchase pension plan maintained by the leasing organization which provides a non-integrated employer contribution rate of at least 10 percent of compensation, immediate participation for all employees and full and immediate vesting, and (ii) leased employees do not constitute more than 20 percent of the employers' nonhighly compensated work force.

SECTION 3

Bases of Pensions

          3.1.          General. A member's pension will be based on his credited service and may also be based on his final average earnings, both as determined in accordance with the provisions hereof.

          3.2.          Credited Service. A member's "credited service" means the total of his years of employment computed in accordance with the following rules:

                    (a)          A member will be entitled to a full or fractional year of credited service for each full or fractional year of credited service to which he was entitled under the plan prior to January 1, 1976, in accordance with the terms of the plan in effect prior to that date.

                    (b)          In computing the amount of a member's monthly pension, disability pension or monthly deferred benefits (but not for purposes of determining a member's eligibility for such benefits) a member shall be entitled to one year of credited service for each plan year beginning after December 31, 1975 during which he is a member of the plan and has competed 1,000 or more hours of service.

                    (c)          In determining a member's eligibility for monthly pension, disability pension or monthly deferred benefits (but not for the purpose of otherwise computing the amount of such monthly pension, disability pension or monthly deferred benefits), a member shall be entitled to one year of credited service for each plan year beginning after December 31, 1975 during which he has completed 1,000 hours of service for an employer or a controlled group member.

                    (d)          A member's credited service in excess of 30 years shall be disregarded for all purposes of the plan, except that his credited service in excess of 25 years shall be disregarded for purposes of subparagraphs 4.l(c), 4.2(c) and 6.l(a)(iii). In applying the foregoing limitations on credited service, earlier years of credited service shall be disregarded before later years of credited service.

                    (e)          A period of concurrent employment with two or more employers or controlled group members will be considered as employment with only one of them during the period.

                    (f)          A leave of absence will not interrupt membership in the plan and will be included in determining a member's credited service; provided, however, that a period of leave of absence in excess of one year shall not be included in determining the credited service of a member for purposes of subparagraph (b) above.

                    (g)          To the extent provided in the plan or by the committee, a member's employment with a predecessor company will be considered as employment with an employer.

                              (i)          For purposes of subsection (c) (a member's eligibility for monthly or disability pension or monthly deferred benefits) and Appendix D, Section D8, but not for purposes of subsection (b), a member who was a Wolverine Hy-Test, Inc. employee and became a Participant on the effective date of the Thirty-Fifth Amendment shall receive credited service equal to the full years of benefit service credited to the member under the Florsheim Shoe Company Retirement Plan on that date.

                              (ii)          For purposes of this section, an hourly nonunion employee of TruStitch Division on January 1, 1985, shall receive years of credited service under the rules of this section for service (including union service) with TruStitch division beginning on or after January 1, 1970 and an employee of Wolverine Procurement, Inc. shall receive years of credited service under the rules of this section for service with Wolverine Procurement, Inc. beginning on or after July 1, 1989.

                    (h)          Termination of employment of a member with one employer or a controlled group member will not interrupt his credited service for purposes of the plan if, concurrently with or immediately after such termination, he is employed by one or more other employers or controlled group members.

An "hour of service" means each hour for which an employee is directly or indirectly paid or entitled to payment by an employer or controlled group member for the performance of duties and for reasons other than the performance of duties, including each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by an employer or controlled group member, determined and credited in accordance with Department of Labor Reg. Sec. 2530.200b-2.

          3.3.          Breaks in Service. If a member's employment with an employer or controlled group member should terminate and such member is subsequently reemployed by an employer or controlled group member, the following shall apply:

                    (a)          If the reemployment occurs before the member has five consecutive one-year breaks in service (as defined below), membership in the plan will be immediately reinstated upon reemployment if he then meets the requirement of subparagraph 2.1(c), and the credited service to which the member was entitled at the time of termination shall also be reinstated.

                    (b)          A "one-year break in service" means a plan year during which a member has not completed more than 500 hours of service.

                    (c)          If the member was eligible for monthly pension or deferred benefits under this plan at the time of termination, membership in this plan will be immediately reinstated upon reemployment, if he then meets the requirements of subparagraph 2.1(c), and the credited service to which the member was entitled at the time of termination shall also be reinstated.

                    (d)          Notwithstanding any other provisions of this plan:

                              (i)          the reinstatement of the credited service prior to January 1, 1976 to which a member was entitled at the time of termination of employment shall, except as provided in subparagraph (ii) below, be determined in accordance with the terms of the plan in effect at the date of his termination of employment.

                              (ii)          if employment with an employer or controlled group member terminates (or terminated) after an employee had completed four or more years of continuous employment and if said employee is subsequently reemployed by an employer and remains employed so as to be entitled to ten or more years of credited service following his reemployment, or is subsequently reemployed by an employer after becoming 55 years of age and remains employed until attaining normal retirement age as defined by this plan, then all periods of his credited service and service with the employers shall be included in computing his credited service hereunder, and the resulting total number of years of credited service shall be used to compute the member's benefits according to the method of computation obtaining at the time the member retires or otherwise terminates employment under the plan.

                    (e)          Notwithstanding the foregoing provisions of this subsection 3.3, the reinstatement of credited service earned prior to January 1, 1976 to which a member was entitled at the time of termination of employment shall be determined in accordance with the terms of the plan in effect at the date of his termination of employment.

Credited service, for purposes of this subsection, shall mean the credited service used in determining a member's eligibility for a monthly pension, disability pension or monthly deferred benefits.

          3.4.          Earnings. A member's "earnings" means his total cash compensation for services rendered to the employers, but before any reduction for basic contributions he had elected under Wolverine World Wide, Inc. Money Accumulation Plan or contributions he had elected under Wolverine World Wide, Inc. Pre-Tax Premium Plan excluding any earnings attributable to payments to the member from the Wolverine World Wide, Inc. Executive Long Term Incentive Plan. In the case of a salesman who is compensated on a commission basis, his "earnings" for any period shall be an amount equal to 70% of the amount that would otherwise be determined under the preceding sentence to be his earnings (except that for a salesman for the Hush Puppy Group in 1995, compensation shall include cash expense reimbursements). Notwithstanding the preceding provisions of this subsection 3.4, in no event shall the amount of a member's compensation for any year taken into account for purposes of the plan exceed $200,000 ($150,000 for benefits accruing in years beginning after December 31, 1993), or such greater amount as may be determined by the Commissioner of Internal Revenue for that year.

          3.5.          Final Average Earnings. The "final average earnings" of a member shall be the monthly average of his earnings for the four consecutive calendar years for which his earnings were highest within the ten consecutive calendar years ending with the year of his retirement or earlier termination of employment (or the monthly average of his earnings for the entire period he received earnings if such period is less than four calendar years). For purposes of the preceding sentence, a member's earnings for the calendar year of his retirement or earlier termination of employment shall be annualized (based on his current rate of pay plus non-deferred bonus), and he shall be deemed to have received earnings during that entire calendar year. Such average shall be computed by dividing the total of the member's earnings for such four calendar year period (or shorter total period if applicable) by 48 (or by the number of months within that shorter period).

          3.6.          Controlled Group Member. A "controlled group member" means (i) any corporation which is not the company but is a member of a controlled group of corporations (within the meaning of Section 1563(a) of the Internal Revenue Code, determined without regard to Sections 1563(a)(4) and 1563(e)(3)(C) thereof) which contains the company, or (ii) any trade or business (whether or not incorporated) which is under common control with the company (within the meaning of section 414(c) of the Internal Revenue Code).

          3.7.          Predecessor Company. A "predecessor company" means any corporation or other entity the stock, assets or business of which is acquired by an employer, whether by merger, consolidation, purchase of assets or otherwise, and any predecessor thereto designated by the company.

          3.8.          Leave of Absence.          A "leave of absence" as used in the plan means an absence from active employment with an employer or controlled group member for service in the United States Armed Forces, sickness, accident, vacation or other similar reasons, and when granted will be governed by rules uniformly applied to all employees similarly situated.

SECTION 4

Amount of Pension Benefits

          4.1.          Normal or Deferred Retirement. A member who retires on or after his normal retirement date will be entitled to a monthly pension in an amount equal to the greater of:

                    (a)          the excess of:

                              (i)          1.6 percent of final average earnings multiplied by the member's years of credited service (not in excess of 30 years), over

                              (ii)          his Monthly Social Security Allowance (as defined in subsection 4.4); or

                    (b)          The applicable amount specified in Appendix B multiplied by his number of years of credited service, but disregarding credited service in excess of 30 years;

                    (c)          for a Supplement F "A Executive", 2.4 percent of final average earnings multiplied by the "A Executive's" years of credited service (not in excess of 25 years); for a Supplement F "B Executive", 2.0 percent of final average earnings multiplied by the "B Executive's" years of credited service (not in excess of 25 years);

less any charge against such pension under subsection 5.5. In no event shall the amount of a member's monthly pension be less than his accrued benefit as of December 31, 1988 (determined under the terms of the plan as then in effect as though the member had terminated employment on that date).

In no event shall a member's monthly pension be less than an amount equal to the sum of his accrued benefit under the plan as of December 31, 1993 (based on his credited service and earnings through that date and the terms of the plan as then in effect) plus his benefit accrued under the plan after December 31, 1993 (based on his credited service and earnings after that date and the terms of the plan as in effect on his retirement date).

                    (d)          Fresh Start with Extended Wear-Away for Section 401(a)(7) Members. Notwithstanding anything in this subsection 4.1 to the contrary, with respect to a "Section 401(a) (17) member," the amount determined under clause (a) above shall be the greater of:

                              (i)          the "actual benefit amount," or

                              (ii)          the sum of (A) the member's "adjusted accrued benefit" and (B) the member's "future service benefit."

                                        For the purpose of the preceding sentence, a "Section 401(a) (17) member" means an employee with accrued benefits in plan years beginning before January 1, 1994 that were determined taking into account earnings that exceeded $150,000 in any plan year. The "actual benefit amount" shall equal the amount (determined after limiting the member's earnings to $150,000 effective as of January 1, 1994 as required by Section 401(a) (17) of the Code) actually determined under clause (a) of subsection 4.1 without regard to this subsection 4.1(c). The member's adjusted accrued benefit shall equal the member's accrued benefit determined as of the last day of the last plan year beginning before January 1, 1994 (determined without regard to the reduction to $150, 000 of the compensation limit of Section 401(a) (17) of the Code) and, if such accrued benefit would have been greater but for the application of Section 415 of the Code, adjusted as permitted under Section 415(d) of the Code. The member's "future service benefit" shall equal the member's benefit determined under clause (a) above as applied to his years of service following December 31, 1993. Such future service benefit shall be determined in accordance with the provisions of (1) or (2) below, whichever is applicable to the member: (1) With respect to a member who would have less than 30 years of credited service as of the later of December 31, 1993 or his normal retirement date, his future service benefits shall equal the excess of (1) 1.6 percent of his final average earnings multiplied by his years of credited service credited for plan years beginning after December 31, 1993 (not in excess of the difference between 30 years and the number of years of credited service used in determining the member's adjusted accrued benefit under the plan as of the last day of the last plan year beginning before January 1, 1994), over (2) his Monthly Social Security Allowance (as defined in subsection 4.4). In calculating a member's Monthly Social Security Allowance for purposes of the immediately preceding sentence, only his years of credited service credited for plan years beginning after December 31, 1993 shall be taken into account and then only so many years which are not in excess of the difference between 30 years and the number of years of credited service used in determining the member's adjusted accrued benefit under the plan as of the last day of the last plan year beginning before January 1, 1994.

                                        (2)          With respect to a member who is not described in (1) above, his future service benefit shall be determined by multiplying (A) the excess of (1) 1.6 percent of his final average earnings multiplied by his total years of credited service (not in excess of 30 but without regard to the year in which credited), over (2) his Monthly Social Security Allowance (as defined in subsection 4.4) , by (B) a fraction, the numerator of which is the member's total years of credited service at his norms retirement date credited for plan years beginning after December 31, 1993 and the denominator of which is the number of his total years of credited service on his normal retirement date (not limited to 30 years or service earned after December 31, 1993).

          4.2.          Early Retirement - Deferred Payment. A member who retires on an early retirement date will be entitled to a monthly pension, commencing at his normal retirement date, in an amount equal to the greater of:

                    (a)          The amount determined (i) by multiplying 1.6 percent of what his final average earnings would have been at his normal retirement date by the number of years of credited service (not in excess of 30 years) he would have had at his normal retirement date, assuming he had continued in the active employ of the employers to that date and had continued to receive the same earnings he was receiving immediately prior to his early retirement date; (ii) by reducing the amount determined under (i) above by his Monthly Social Security Allowance (as defined in subsection 4.4 but based on the number of years of credited service he would have had at his normal retirement date); and (iii) by multiplying the amount determined under (ii) above by a fraction, the numerator of which shall be his number of years of credited service (not limited to 30 years) at his early retirement date and the denominator of which shall be the total number of years of credited service (not limited to 30 years) he would have had at his normal retirement date assuming he had continued in the active employ of the employers to that date; or

                    (b)          The applicable amount specified in Appendix B multiplied by his number of years of credited service, but disregarding credited service in excess of 30 years; less any charge against such pension under subsection 5.5.

                    (c)          A member's benefit under subsection (a) shall be the greater of:

                              (i)          the member's benefit determined under (a) for all years of credited service;

                              (ii)          the member's benefit determined under (a) immediately before January 1, 1996 plus the member's accrued benefit for years of credited service beginning on and after January 1, 1996.

                    (d)          Fresh Start with Extended Wear-Away for Section 401(a)(17) Members. Notwithstanding anything in this subsection 4.2 to the contrary, with respect to a "Section 401(a) (17) member," the amount determined under clause (a) above shall be the greater of:

                              (i)          the "actual benefit amount," or

                              (ii)          the sum of (A) the member's adjusted accrued benefit" and (B) the member's "future service benefit."

                                        For the purpose of the preceding sentence, a "Section 401(a) (17) member means an employee with accrued benefits in plan years beginning before January 1, 1994 that were determined taking into account earnings that exceeded $150,000 in any plan year. The "actual benefit amount" shall equal the amount (determined after limiting the members' earnings to $150,000 effective as of January 1, 1994 as required by Section 401(a) (17) of the Code) actually determined under clause (a) of subsection 4.2, whichever is applicable to the member, without regard to this subsection 4.2(c). The member's "adjusted accrued benefit" shall equal the member's accrued benefit determined as of the 1st day of the last plan year beginning before January 1, 1994 (determined without regard to the reduction to $150,000 of the compensation limit of Section 401(a) (17) of the Code) and, if such accrued benefit would have been greater but for the application of Section 415 of the Code, adjusted as permitted under Section 415(d) of the Code. The member's future service benefit shall equal the member's benefit determined under clause (a) above as applied to his years of service following December 31, 1993. Such future service benefit shall equal the product of:

                                        (1)          the excess of (A) 1.6 percent of what his final average earnings would have been at his normal retirement date multiplied by the number of years of credited service (not in excess of 30) he would have had at his normal retirement date, assuming he had continued in the active employ of the employers to that date and continued to receive the same earnings he was receiving immediately prior to his early retirement date, over (B) his Monthly Social Security Allowance (as defined in subsection 4.4 but based on the number of years of credited service he would have at his normal retirement date), and

                                        (2)          a fraction the numerator of which shall be his number of years of credited service (not limited to 30 years) for plan years beginning after December 31, 1993 at his early retirement date and the denominator of which shall be the total number of years of credited service he would have had at his normal retirement date assuming he had continued in the active employ of the employers to that date (not limited to 30 years or service earned after December 31, 1993)

          4.3.          Early Retirement - Immediate Payment. In lieu of receiving the monthly pension otherwise payable under subsection 4.2 commencing on his normal retirement date, a member who retires on an early retirement date may elect a monthly pension commencing on his early retirement date or on the first day of any calendar month thereafter before his normal retirement date. Such monthly pension will be computed in accordance with subsection 4.2, but reduced (except as provided in the following sentence) by 1/3 of one percent thereof for each month by which commencement of the pension precedes the member's normal retirement date. If the amount of a member's monthly pension is determined under subparagraph 4.2(a), then only the portion thereof calculated under subparagraph 4.2(a)(i) shall be reduced as provided in the preceding sentence, and the portion thereof calculated under subparagraph 4.2(a) (ii) shall be reduced by 1/180th thereof for each of the first 60 months and by 1/360th thereof for each of the next 60 months, by which commencement of the pension precedes the member's Social Security retirement age. An election by a member under this subsection 4.3 must be in writing and filed with the committee prior to the date earlier payment of the member's pension is to begin.

          4.4.          Monthly Social Security Allowance. A member's "Monthly Social Security Allowance" shall be an amount equal to the lesser of:

                    (a)          the product of:

                              (i)          3/4 of 1% of the lesser of:

                                        (A)          the member's Final Average Compensation (as defined below), or

                                        (B)          the member's Covered Compensation (as defined below),

                                        multiplied by

                              (ii)          the member's number of years of credited service (up to 30 years); or

                    (b)          one-half of the member's monthly pension or deferred benefit calculated under subparagraph 4.l(a)(i) or 4.2(a)(i), whichever applies, but based on the smallest of:

                              (i)          the member's final average earnings,

                              (ii)          the member's Final Average Compensation, or

                              (iii)          the member's Covered Compensation.

A member's "Final Average Compensation" is the monthly average of the member's earnings from the employers during the three consecutive plan years immediately preceding the year of his retirement or earlier termination of employment, but excluding earnings for any year in excess of the Social Security taxable wage base for that year. A member's "Covered Compensation" is the monthly average of the Social Security taxable wage bases in effect for each of the 35 calendar years ending with the year the member attains (or would attain) Social Security retirement age, assuming that the Social Security taxable wage base for future years is the same as the Social Security taxable wage base in effect for the current year. If payment of a member's monthly pension begins on or after his normal retirement date but prior to his Social Security retirement age, the member's Monthly Social Security Allowance shall be reduced by 1/180th thereof for each month by which payment of the member's benefits precedes his Social Security retirement age.

          4.5.          Actuarial Equivalent. For purposes of subsection 5.6. subparagraph 7.2(b), subsections 7.6 and 7.9, and paragraph B-2 of Supplement B, the "actuarial equivalent" of the amount of a member's monthly pension or deferred benefit (otherwise payable to him on a life annuity basis commencing on his normal retirement date) or the present value of a member's cumulative accrued benefits shall be computed as of the first day of the plan year on the basis of:

                    (a)          The annual rate of interest on 30-year Treasury Securities determined for the third month preceding the plan year in which benefits begin;

                    (b)          the prevailing Commissioner's Standard Table under Code Section 417(e)(3) (which for 1995 is 83 GAM modified by Revenue Ruling 95-6); and

                    (c)          such other assumptions uniformly applied to all members.

No adjustment in a determination of an actuarially equivalent value or amount or present value of a member's benefits shall be made if the foregoing method of determining actuarial equivalence or present value is changed subsequent to the date a computation is made.

          4.6          Benefits Nonforfeitable at Normal Retirement. A member's right to his normal retirement benefit shall be nonforfeitable on and after the date he attains age 65 years.

          4.7.          Benefit Limitations. Notwithstanding any other provisions of the plan, a member's monthly pension or monthly deferred benefit as of the end of any plan year may not exceed an amount which is equivalent to a monthly pension or deferred benefit payable for life only (not taking into account that portion of any joint and survivor annuity which constitutes a qualified joint and survivor annuity under the Internal Revenue Code), equal to $7,500 (or such greater amount as may be determined by the Commissioner of Internal Revenue for calendar years ending after December 31, 1987 which begin with or within that plan year). If payment of a member's monthly pension or deferred benefit begins before he attains the social security retirement age, such limitation shall be reduced so that it is equivalent to a monthly benefit of $7,500 commencing at the social security retirement age. If payment of a member's monthly pension begins after he attains the social security retirement age, such limitation shall be increased so that it is equivalent to a monthly benefit of $7,500 commencing at the social security retirement age. For purposes of adjusting amounts under this subsection 4.7, the interest rate assumption shall be the greater (or the lesser, in the case of benefits beginning after the social security retirement age) of 5% or the rate specified in subsection 4.5 for determining actuarial equivalence. In the case of a member with less than 10 years of participation in the plan, the foregoing limitation shall be multiplied by a fraction, the numerator of which shall be the member's number of full and fractional years of participation in the plan (but not less than 1) and the denominator of which shall be 10. The preceding sentence shall be applied separately with respect to each change in the benefit structure of the plan. The provisions of this subsection 4.7 shall not reduce the monthly pension or deferred benefit of any member below such member's accrued benefit as of December 31, 1986 (determined under the terms of the plan as in effect on May 5, 1986 as though the member had terminated employment on December 31, 1986).

          4.8.          Combined Benefit Limitations. If a member of this plan also is a participant in a defined contribution plan maintained by an employer or controlled group member, the aggregate benefits payable to, or on account of, him under both plans will be determined in a manner consistent with Section 415 of the Internal Revenue Code and Section 1106 of the Tax Reform Act of 1986. Accordingly, there will be determined with respect to the member a defined benefit plan fraction and a defined contribution plan fraction in accordance with said Sections 415 and 1106. The benefits provided for the member under this plan will be adjusted to the extent necessary so that the sum of such fractions determined with respect to the participant does not exceed 1.0. For purposes of this subsection, the benefits provided under Supplement D shall be treated as paid from a separate defined contribution plan.

          4.9.          Deferred Retirement Minimum Benefit. In no event shall the monthly pension of a member who retires after his normal retirement date be less than (i) the amount of monthly pension he would have received if he had retired on this normal retirement date, plus (ii) an actuarially determined increase, reflecting the aggregate amount of monthly pension payments which were not paid to such member for those calendar months of employment, if any, beginning on or after his normal retirement date during which he worked fewer than 8 days or completed fewer than 40 hours of service. If payment of a member's monthly pension begins prior to retirement on his required commencement date (as defined in subsection 7.5), then: (a) the amount of any additional pension that otherwise would be accrued by the member after that date shall be reduced (but not below zero) by the actuarial equivalent of the pension payments made to the member after that date; and (b) the amount of pension payable to the member shall be adjusted, as of each subsequent January 1, to reflect the additional benefits, if any, accrued by the member during the immediately preceding calendar year.

          4.10.          Temporary Limitation on Benefit Accrual. Notwithstanding any other contrary provision of the plan, in calculating the accrued benefit (including the right to any optional benefit provided under the plan) of any participant, such participant shall accrue no additional benefit under the plan on or after the date this provision is adopted to the extent that such additional benefit accrual exceeds the benefit which would otherwise accrue in accordance with the terms of the plan as subsequently amended to comply with those qualification requirements described in Income Tax Regulations Section l.401(b)-l(b) (2) (ii) (TRA '86). This provision shall be effective until the last day of the first plan year commencing in 1989 and shall be effective for such period if and only if the subsequent TRA '86 amendment is made on or before the last day of the first plan year commencing in 1989. In addition the benefit accrued by any participant during the 1989 plan year shall in no event exceed the benefit accrual provided during the 1989 plan year with respect to such participant under the terms of the plan as subsequently amended to comply with TRA '86. However, such participants accrued benefit shall not be less than what the participant had accrued as of the last day of the last plan year beginning before January 1, 1989.

          4.11.          No Duplication of Benefits. If a member who is entitled to a monthly pension or deferred benefit under this plan also is or was entitled to a benefit under any other pension plan (other than a governmental plan) to which an employer or controlled group member has made contributions, then, except as otherwise specifically provided, the benefits payable to such a member under this plan shall be reduced by an amount which is actuarially equivalent to the portion, if any, of his benefits under such other plan which is based on service which is also taken into account in determining his benefits under this plan.

SECTION 5

Disability Pension

          5.1.          Disability Pension. If a member becomes totally and permanently disabled (as described in subsection 5.2) after the completion of 15 or more years of credited service, and such disability continues for a period of six months and he is retired on a disability retirement date, he will be entitled to a monthly disability pension in an amount equal to the applicable amount specified in Appendix B multiplied by his number of years of credited service, but disregarding credited service in excess of 30 years, less any charge against such pension under subsection 5.5. If the member is living on the date which otherwise would have been his normal retirement date, then his benefits shall be recomputed under subsection 4.1 as of his normal retirement date on the basis of his credited service and his final average earnings as at his disability retirement date, if such recomputation will produce an increased pension for the member.

          5.2.          Permanent Disability. A member shall be considered to be totally and permanently disabled for purposes of the plan if in the opinion of a qualified physician selected by the committee the member has incurred a disability which prevents him from engaging in any employment or occupation for remuneration or profit, and in the opinion of such physician the disability will be permanent and continuous during the remaining life-time of the member. A member will not be considered to have become totally and permanently disabled for purposes of the plan if his disability:

                    (a)          resulted from war, or an act of war, or as a result of his having willfully or illegally participated in fights, riots or civil insurrection; or

                    (b)          was incurred while serving in the armed forces or any nation or arose as a result of such service and he is receiving a military disability pension on account thereof, or if his disability was incurred during or arose out of employment by someone other than an employer.

The committee, before approving payment of any disability pension, may require reasonable proof in such form as the committee may decide, including the certificate of a duly licensed physician, that the member has incurred a disability as described above in this subsection and is entitled to receive disability benefits under the Social Security Act.

          5.3.          Payment of Disability Pension. A member's disability pension will be payable as provided in subsection 7.1, the first payment to be made on the member's disability retirement date, A member entitled to a monthly disability pension under this Section 5 will be entitled to elect an optional form of benefit under subsection 7. 2.

          5.4.          Discontinuance of Disability Pension. A member shall not be entitled to receive disability pension payments under the plan if at any time prior to his normal retirement date the committee finds that he no longer is disabled as described in subsection 5. 2, or if he refuses to submit to a medical examination at any reasonable time prior to his normal retirement date (but not more frequently than semi-annually) for the purpose of verifying the continuance of his disability.

          5.5.          Charges Against Pensions and Deferred Benefits. The monthly pension or deferred benefits otherwise payable to a member under the plan shall be reduced by any payments to or on behalf of such member:

                    (a)          On account of disability due to injury or occupational disease for which the employer is liable pursuant to Worker's Compensation or occupational disease laws (other than payment of actually incurred medical expenses) after the member is eligible to receive and has met all requirements for commencement of a normal retirement, early retirement, disability pension or deferred benefit.

                    (b)          In the nature of a disability pension (other than a military service disability pension, Disability Insurance Benefits under the Social Security Act, or payments under any state law enacted pursuant to Title I of the Social Security Act) under federal or state law.

Payments on account of dismemberment or loss of sight, and payments arising from the total and permanent disability provisions of group life insurance policies shall not be so deducted. However, any lump sum payment on account of Workmen's Compensation or other disability benefits payable in a lump sum which are deductible in accordance with the foregoing shall be charged on a monthly basis against the pension or deferred benefits otherwise payable under the plan, commencing with the date such lump sum payment is received by the member. A lump sum payment shall be so charged, however, only to the extent that the lump sum payment would not previously have been exhausted if the member had been receiving the monthly amount of his pension or deferred benefits and the lump sum payment had been charged since the earlier of the member's disability retirement date and the date the member last completed an hour of service. In no event will any pension or deferred benefits be paid to a member until any lump sum payment received by him, as charged in accordance with the preceding sentence, is exhausted.

          5.6.          Reemployment After Disability. If a member's disability pension is discontinued in accordance with subsection 5.4 and he is reemployed by an employer immediately thereafter, his credited service as at his disability retirement date will be reinstated. His benefits, if any, payable after his period of reemployment is terminated shall be determined in accordance with the plan. If such member is not reemployed by an employer immediately after his disability pension is discontinued, he will be entitled to such benefits as he otherwise may be eligible to receive under the plan based on his credited service and final average earnings to his disability retirement date. Any such benefits will be reduced by amounts determined by the committee to be actuarially equivalent to the benefits previously paid to the member under the plan.

SECTION 6

Termination of Employment Before Retirement

          6.1.          Monthly Deferred Benefit. A member whose employment with all of the employers is terminated for any reason other than his death before his retirement date, but after he has completed five or more years of credited service, will be entitled to a monthly deferred benefit commencing on his normal retirement date and payable in accordance with subsection 7.1. The amount of his monthly deferred benefit will be computed in accordance with subsection 4.2 (as in effect as of the date that his employment with the employers terminated) as though such date were his early retirement date. A member entitled to a monthly deferred benefit under this Section 6 will not be entitled to elect an optional form of benefit under subsection 7.2.

          6.2.          Early Commencement of Benefit. A member who is entitled to a monthly deferred benefit under subsection 6.1 and who has completed ten or more years of credited service may elect to have such benefit commence as of the first day of any month after he attains age 60 years but before his normal retirement date, payable as provided in subsection 7.1. Such monthly deferred benefit will be computed in accordance with subsection 6.1, but will be reduced (except as provided in the following sentence) by 1/3 of one percent thereof for each month by which commencement of the benefit precedes the member's normal retirement date. If the amount of a member's monthly deferred benefit is determined under subparagraph 4.2(a), then only the portion thereof calculated under subparagraph 4.2(a)(i) shall be reduced as provided in the preceding sentence, and the portion thereof calculated under subparagraph 4.2(a) (ii) shall be reduced by 1/180th thereof for each of the first 60 months and by 1/360th thereof for each of the next 60 months, by which commencement of the benefit precedes the member's Social Security retirement age. Each election under this subsection 6.2 must be in writing and filed with the committee prior to the date earlier payment of his monthly deferred benefit will begin.

          6.3.          Termination Prior to Five Years of Credited Service. If a member's employment with the company terminates for any reason including his death before he has completed five years of credited service, no benefits shall be payable under the plan.

SECTION 7

Payment of Benefits

          7.1          Normal Form of Payment. Except as otherwise specifically provided, payment of monthly pensions (including disability pensions) and monthly deferred benefits shall be made to a member as follows:

                    (a)          Joint and Survivor Annuity. A member who is legally married on the date as of which such payments commence and who has not made an election in accordance with subparagraph (c) below shall receive a joint and survivor annuity which shall provide for payment to the member of 90 percent of the amount otherwise payable to him in accordance with the plan on a life annuity basis, continuing during the member's lifetime, and if the member's spouse is living at the date of the member's death, payment of 45 percent of such amount to be made to such spouse until the spouse's death occurs.

                    (b)          Life Annuity. A member who does not qualify for a joint and survivor annuity under subparagraph (a) above, or a member who prior to the date as of which such payments commence elects under subparagraph (c) below not to receive his monthly pension, monthly disability pension or monthly deferred benefit in the form of a joint and survivor annuity, shall receive a monthly pension, monthly disability pension or monthly deferred benefit in accordance with the plan on a life annuity basis.

                    (c)          Election to Waive Joint and Survivor Annuity. A member may make a written election to waive the joint and survivor annuity at any time during the 90-day period ending on the date payment of his benefits commences. Such an election will be effective only if the member's spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a plan representative or a notary public. At least nine months prior to the earliest date on which a member may begin to receive benefits under the plan (without regard to any requirement for consent), the committee shall furnish him with a written explanation of the terms and conditions of the joint and survivor annuity under subparagraph (a) above; the member's right to make, and the effect of, an election to waive the joint and survivor annuity; the requirement of spousal consent to such a waiver; and the member's right to make and the effect of, a revocation of such waiver. An election under this subparagraph may be revoked by a member at any time prior to the date payment of his benefits commences.

For purposes of this subsection 7.1, a member's spouse means the spouse to whom the member was married at the date payment of his benefits commenced.

          7.2.          Optional Forms of Payment. Subject to the provisions of subsection 7. 3, in lieu of the normal form and amount of pension specified in subsection 7.1, a member before his normal or earlier retirement date (or as permitted by subsection 5.3 ), may elect a benefit of actuarially equivalent value in one of the following forms:

                    (a)          A member who is legally married on the date as of which payments commence may elect to receive a joint and survivor annuity providing payment to the member of 80 percent of the amount otherwise payable to him on a life annuity basis, continuing during the member's lifetime and, if the member's spouse is living at the date of the member's death, payment of the same amount to such spouse until the spouse's death occurs.

                    (b)          A life and five-year certain annuity providing payment to the member of 97 percent of the amount otherwise payable to him on a life annuity basis, continuing during the member's lifetime and, if the member dies before receiving 60 monthly payments, payment of the same amount to his beneficiary (as defined in subsection 7.4) for the balance of such 60-month period.

                    (c)          A life and ten-year certain annuity providing payment to the member of 91 percent of the amount otherwise payable to him on a life annuity basis, continuing during the member's lifetime and, if the member dies before receiving 120 monthly payments, payment of the same amount to his beneficiary (as defined in subsection 7.4) for the balance of such 120-month period.

                    (d)          Such other form or amount of pension or benefit of an actuarially equivalent value as may be authorized by the committee and offered to all members on a non-discriminatory basis.

Payment of an optional form of pension will commence no later than the date on which the member's pension in the normal form otherwise would commence under subsection 7.1, and shall comply with the requirements of Section 401(a) (9) of the Internal Revenue Code, including the minimum distribution incidental benefit requirement of Section 1.401(a) (9)-2 of the regulations thereunder.

          7.3.          Election and Discontinuance of Options. A member's election of an optional form of pension specified in subsection 7.2 shall be subject to the following:

                    (a)          An election of an option under subsection 7.2 must be in writing and signed by the member; and will be effective only if the member's spouse, if any, consents to the election in writing, and such consent acknowledges the effect of the election and is witnessed by a plan representative or a notary public.

                    (b)          The committee shall provide each member with a written explanation of the terms and conditions of the options described in subsection 7.2 and the effect of an election to receive his benefits in a form other than that set forth in subparagraph 7.l(a).

                    (c)          Evidence of a member's good health may be required before election of an optional form of pension will be permitted under subsection 7.2 unless request for payment in the optional form is made before the later of a date 90 days following the date as of which the plan is adopted by his employer or a date at least six months before the member's retirement date.

                    (d)          A member who has elected an option may revoke it at any time prior to his retirement date by writing filed with the committee. A member may not change an option unless a request for change is made at least six months before his normal or earlier retirement date or unless evidence of good health of the member satisfactory to the committee is filed within a reasonable time after the request is made. A revocation or change of an option may be made without the consent of any person the member designated in the option. Notwithstanding the above, any change is subject to subparagraph 7.3(a) above.

                    (e)          If a member who elected an optional form of pension dies before his retirement date, the option elected automatically will be cancelled and no benefits will be paid to any person under the option; provided, however, if the member had continued in the employ of the employers after his normal retirement date, survivorship benefits will be paid in accordance with the option elected in the same manner and amount as would have been paid if the member had retired on the date of his death and died immediately thereafter.

                    (f)          If a member elects the optional form of pension payable under subparagraph 7.2(a) and his spouse dies before the member's retirement date or if the member retires on a disability retirement date, the option automatically will be cancelled and the member's pension will be paid to him as provided in subsection 7.1 unless a new election can be and is made by the member.

                    (g)          If a member who elected an optional form of pension resigns or is dismissed from the employ of all of the employers before retirement under the plan, the option elected automatically will be cancelled and, unless he is entitled to receive a monthly deferred benefit under subsection 6.1, no benefits will be payable under the plan to or on account of the member.

          7.4.          Designation of Beneficiaries. A member who has elected an optional form of pension under subsection 7.2 may, from time to time, designate any person or persons (who may be designated concurrently, contingently or successively) to whom any benefits payable under the option after the member's death are to be distributed. A beneficiary designation will be effective only when it is signed and filed with the committee while the member is still alive and will cancel all beneficiary designations previously filed by the member. If a member designates someone other than (or in addition to) his spouse as his primary beneficiary, his spouse must consent in writing to the designation. Such a consent will be effective only if it acknowledges the effect of the beneficiary designation and is witnessed by a plan representative or a notary public. If a member designates someone other than (or in addition to) his spouse as his primary beneficiary, and his spouse does not (or cannot) consent and is living at his death, the member's beneficiary designation shall be ineffective, and his benefits shall be distributed to his spouse. If a deceased member failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the member or before complete payment of the member's benefits, the member's benefits shall be distributed to his spouse or, if there is none, the committee, in its discretion, may direct payment of such benefits as follows:

                    (a)          To or for the benefit of any one or more of his relatives by blood, adoption or marriage and in such proportions as the committee determines; or

                    (b)          To the legal representative or representatives of the estate of the last to die of the member and his designated beneficiary.

          7.5.          Required Benefit Payments. Unless a member makes an election to defer payment, payment of benefits under the plan to a member shall commence not later than the 60th day after the latest of the end of the plan year in which:

                    (a)          the member attains age 65 years,

                    (b)          the tenth anniversary of the year in which the member commenced participation in the plan occurs, or

                    (c)          the member terminates employment with the company.

          Notwithstanding the foregoing sentence, payment of the benefits of a member who is not a 5 percent owner of an employer and who attained age 70-1/2 before January 1, 1988 must commence by April 1 of the calendar year next following the later of the calendar year in which the member attains age 70-1/2 or the calendar year in which his retirement date occurs (his "required commencement date"). Payment of the benefits of (a) a member who is a 5 percent owner of an employer at any time during the plan year ending with or within the calendar year in which such member attains age 66-1/2 or any subsequent plan year, and (b) a member who is not a 5 percent owner of an employer and who attains age 70-1/2 on or after January 1, 1988 must commence by April 1 of the calendar year next following the calendar year in which the member attains age 70-1/2 (his "required commencement date"); except that payment of the benefits of a member who is not a 5 percent owner of an employer and who attained age 70-1/2 during the calendar year beginning on January 1, 1988 and ending on December 31, 1988 must commence by April 1, 1990 (his "required commencement date"). A member whose benefits commence in accordance with the immediately preceding sentence but whose employment with the employers has not terminated shall continue to receive credited service pursuant to subsection 3.2, except that credited service in excess of 30 years shall be disregarded. A member's benefits shall not be payable over a period greater than the joint and last survivor expectancy of the member and his beneficiary. If a member dies before his required commencement date, his benefits must be distributed over a period not exceeding the greatest of: (i) five years from the death of the member; (ii) in the case of payments to a designated beneficiary other than the member's spouse, the life expectancy of such beneficiary, provided payments begin within one year of the member's death; or (iii) in the case of payments to the member's spouse, the life expectancy of such spouse, provided payments begin by the date the participant would have attained age 70-1/2. The life expectancy of a member, his spouse or his designated beneficiary shall be determined by use of the expected return multiples contained in the regulations under Section 72 of the Internal Revenue Code. If a participant so elects, the life expectancy of the participant and his spouse shall be recalculated annually. In the absence of such an election, life expectancies shall not be recalculated.

          7.6.          Re-employment. If a former employee who is receiving, or is entitled to receive, a monthly pension or a monthly deferred benefit is re-employed by the company, benefits shall not be suspended under the plan during the period of re-employment until the first day of the Plan Year following a Plan Year in which the Participant is credited with at least 500 Hours of Service. If suspended, benefits shall resume at the earlier of the beginning of a Plan Year following a Plan Year in which the reemployed member incurs a Break in Service or the month following the end of the member's period of remployment. Benefits payable after a suspension of benefits shall be determined in accordance with the plan as then in effect, shall take into account the benefits to which the member was entitled prior to re-employment or prior to normal retirement date, as applicable, and shall be actuarially adjusted to reflect any benefits previously received.

          7.7.          Facility of Payment. When a person entitled to benefits under the plan is under legal disability, or, in the committee's opinion, is in any way incapacitated so as to be unable to manage financial affairs, the committee may direct the trustee to pay the benefits to such person's legal representative, or to a relative or friend of such person for such person's benefit, or the committee may direct the application of such benefits for the benefit of such person. Any payment made in accordance with the preceding sentence shall be a full and complete discharge of any liability for such payment under the plan.

          7.8.          Missing Members or Beneficiaries. Neither the committee nor any employer is required to search for or locate a member or beneficiary. If the committee attempts to notify a member or beneficiary that he is entitled to benefits under the plan, and the member or beneficiary fails to claim his benefits or make his whereabouts known to the committee within a reasonable time after the notification, the benefits of the member or beneficiary shall be forfeited; provided that such benefits shall be reinstated if the member or beneficiary subsequently makes a claim for the forfeited benefits.

          7.9.          Lump Sum Payment of Accrued Benefits.

                    (a)          If the present value of a member's entire nonforfeitable accrued benefit under the plan, or the pre-retirement spouse's benefit payable under subsection 8.3 of the plan, does not exceed $5,000, the trustee shall pay such present value to the member (or in the event of his death, to his surviving spouse) in a lump sum on or before the January 1 or July 1 next following the one-year anniversary of his termination of employment. Notwithstanding the provisions of subsection 3.3, if a member who received a lump sum payment under this subsection 7.9 is subsequently reemployed by an employer, his years of employment before his termination of employment shall be disregarded in determining his credited service under the plan.

                    If a member's employment terminates and the member's vested percentage is zero with respect to any portion of the Participant's Accrued Benefit, any nonvested Accrued Benefit shall be forfeited as of the date that the Participant's employment terminates. If the former member is reemployed by an employer before the Participant has five consecutive Breaks in Service, any forfeited Accrued Benefit shall be restored as of the date the member is reemployed.

                    (b)          QDRO. If the plan receives a QDRO, the QDRO requires (or the alternate payee consents) and the present value of the accrued benefit attributable to all alternate payees does not exceed a present value of $10,000, the trustee shall pay the value of the alternate payee's benefit in a lump sum as soon as administratively practicable. "QDRO" means a qualified domestic relations order, as defined in Code Section 414(p), that is issued by a competent state court and that meets the following conditions:

                              (i)          Alternate Payee. The alternate payee must be the spouse or former spouse or a child or other dependent of the participant.

                              (ii)          Reason for Payments. The payments must relate to alimony, support of a child or other dependent, or a division of marital property.

                              (iii)          Contents. The QDRO must contain the name and address of the participant and the alternate payee, the amount of benefits or percentage of the participant's vested accrued benefit to be paid to the alternate payee, the valuation date as of which the amount or percentage is to be determined, and instructions concerning the timing and method of payment.

                              (iv)          Restrictions. A QDRO may not require:

                                        (A)          This plan to pay more than the actuarially equivalent present value of the participant's vested accrued benefit to the participant and all alternate payees;

                                        (B)          A method, payment date, or duration of payment not otherwise permitted under this article; and

                                        (C)          Cancellation of the prior rights of another alternate payee.

          7.10.          Restrictions on Distributions. Notwithstanding any other provisions of the plan, for any plan year the benefits paid to a member who was among the 25 highly compensated employees and highly compensated former employees (as defined in Section 414(q) of the Internal Revenue Code) receiving the greatest compensation from the employers for that or any prior plan year shall be restricted to an amount equal to the payments that would be made on behalf of the member for that plan year under a single life annuity that is the actuarial equivalent of the member's accrued benefit under the plan. The foregoing restriction shall not apply for any plan year if:

                    (a)          After payment of all benefits payable under the plan to such member for that year, the value of plan assets equals or exceeds 110 percent of the value of the aggregate current liabilities to all members and beneficiaries under the plan; or

                    (b)          The value of all benefits payable under the plan to such member for that year is less than one percent of the value of the aggregate current liabilities to all members and beneficiaries under the plan before payment of such benefits; or

                    (c)          The value of the benefits payable under the plan to such member for that year does not exceed 53,500; or

                    (d)          The plan terminates and the benefit received by such member is nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code; or

                    (e)          Such member has agreed to repay to the plan amounts distributed therefrom that are in excess of the foregoing restrictions and which are necessary for the distribution of assets upon plan termination to satisfy Section 401(a)(4) of the Internal Revenue Code, provided that such agreement has been secured or collateralized in accordance with applicable governmental requirements.

          7.11.          Direct Transfer of Eligible Rollover Distributions. If payment of a member's benefits constitutes an eligible rollover distribution under Section 402(c)(4) of the Internal Revenue Code, then the member may elect to have such distribution paid directly to an eligible retirement plan described in Section 402(c)(8)(B) of the Internal Revenue Code. Each election by a member under this subsection 7.11 shall be made at such time and in such manner as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee.

SECTION 8

Death Benefits

          8.1.          Death Before Commencement of Benefits. Except as provided in subsection 8.3 and in this subsection, no death benefits are payable on account of a member who dies before commencement of his benefits under the plan. If a member dies on or after his 65th birthday but before his retirement date, and a spouse's benefit is not payable on behalf of the member under subsection 8.3, survivorship benefits will be paid in accordance with the form in which the member's benefits would have been paid if he had retired on the last day of the month in which his death occurred and died immediately thereafter. Survivorship benefits payable under this subsection 8.1 shall commence on the first day of the month next following the date of the member's death.

          8.2.          Death After Commencement of Benefits. The death benefits, if any, of a member who dies after commencement of his benefits under the plan are those specified under the form in which his benefits were being paid.

          8.3.          Pre-retirement Spouse's Benefit. A benefit shall be payable to the spouse of a member who dies after August 22, 1984, subject to and determined in accordance with the following terms and conditions:

                    (a)          Eligibility for Spouse's Benefit. A monthly spouse's benefit shall be payable on behalf of a member who, at the date of his death:

                              (i)          was married and had been married to the same spouse for the six month period ending on that date;

                              (ii)          had either attained age 65 years or completed five or more years of credited service;

                              (iii)          had not begun to receive benefits under the plan.

                    (b)          Amount of Spouse's Benefit. The spouse's benefit shall be in an amount determined as follows:

                              (i)          If the member was employed and had attained age 65 years at the date of his death, 50% of the amount of monthly pension to which the member would have been entitled if the first day of the month coincident with or next following the date of his death were his retirement date and his benefits were payable in the form specified in subparagraph 7.1(a), computed pursuant to subsection 4.1.

                              (ii)          If the member's death occurs while employed and after he had completed ten or more years of credited service but before attainment of age 65 years, 50% of the amount of monthly pension which would have been provided under the normal form of payment (as described in subparagraph 7.1(a)), computed pursuant to subsection 4.1 had he continued in the employ of the employer until his normal retirement date, but based on his final average earnings as at his date of death.

                              (iii)          If the member was not employed at the date of his death and had not met the requirements of subsection 2.4 as of the date he left the employ of the employer but had completed ten or more years of credited service, 50% of the amount of monthly deferred benefit if his benefits were payable in the form described in subparagraph 7.1(a), computed pursuant to subsection 4.2.

                              (iv)          If the member's death occurs after he had completed five or more years of credited service but before he had either completed ten years of credited or attained age 65 years, 50% of the amount of monthly deferred benefit, computed pursuant to subsection 6.2, to which the member would have been entitled if his benefits were payable in the form specified in subparagraph 7.1(a) of the plan commencing on the first day of the month coincident with or next following the date the member would have attained age 60 years (or his date of death, if later).

                    (c)          Payment of Spouse's Benefit. Survivorship benefits payable under subparagraphs 8.3(b)(i) and (ii) shall commence on the first day of the month following the date of the member's death and shall end with the month in which the member's spouse dies. Survivorship benefits payable under subparagraphs 8.3(b) (iii) and (iv) shall commence as of the first day of the month coincident with or next following the later of the date of the member's death or the date the member would have attained age 60 years and shall end with the month in which the member's spouse dies.

SECTION 9

The Committee

          9.1.          Membership. A committee consisting of not less than three nor more than seven persons (who may but need not be employees of the employers) shall be appointed by the company. The Secretary of the company shall certify to the trustee from time to time the appointment to (and termination of) office of each member of the committee and the person who is selected as secretary of the committee.

          9.2.          Committee's General Powers Rights and Duties. Except as otherwise specifically provided and in addition to the powers, rights and duties specifically given to the committee elsewhere in the plan and the trust agreement, the committee shall have the following powers, rights and duties:

                    (a)          To select a secretary, if it believes it advisable, who may but need not be a committee member.

                    (b)          To construe and interpret the provisions of the plan and make factual determinations thereunder, including the discretionary power to determine the rights or eligibility of employees or members and any other persons, and the amounts of their benefits under the plan, and to remedy ambiguities, inconsistencies or omissions, and such determinations shall be binding on all parties.

                    (c)          To adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the plan and as are consistent with the plan and trust agreement.

                    (d)          To enforce the plan in accordance with the terms of the plan and the trust agreement and the rules and regulations adopted by the committee as above.

                    (e)          To direct the trustee as respects payments or distributions from the trust fund in accordance with the provisions of the plan.

                    (f)          To furnish the employers with such information as may be required by them for tax or other purposes in connection with the plan.

                    (g)          To employ agents, attorneys, accountants, actuaries or other persons (who also may be employed by an employer) and to allocate or delegate to them such powers, rights and duties as the committee may consider necessary or advisable to properly carry out administration of the plan, provided that such allocation or delegation and the acceptance thereof by such agents, attorneys, accountants, actuaries or other persons, shall be in writing.

                    (h)          To direct the trustee as respects investments in and withdrawals from Wolverine Investment Trust, as described in Article VII of the trust.

          9.3.          Manner of Action. During a period in which two or more committee members are acting, the following provisions apply where the context admits:

                    (a)          A committee member by writing may delegate any or all of his rights, powers, duties and discretions to any other member, with the consent of the latter.

                    (b)          The committee members may act by meeting or by writing signed without meeting, and may sign any document by signing one document or concurrent documents.

                    (c)          An action or a decision of a majority of the members of the committee as to a matter shall be as effective as if taken or made by all members of the committee.

                    (d)          If, because of the number qualified to act, there is an even division of opinion among the committee members as to a matter, a disinterested party selected by the committee shall decide the matter and his decision shall control.

                    (e)          Except as otherwise provided by law, no member of the committee shall be liable or responsible for an act or omission of the other committee members in which the former has not concurred.

                    (f)          The certificate of the secretary of the committee or of a majority of the committee members that the committee has taken or authorized any action shall be conclusive in favor of any person relying on the certificate.

          9.4.          Interested Committee Member. If a member of the committee also is a member of the plan, he may not decide or determine any matter or question concerning distributions of any kind to be made to him or the nature or mode of settlement of his benefits unless such decision or determination could be made by him under the plan if he were not serving on the committee.

          9.5.          Resignation or Removal of Committee Members. A member of the committee may be removed by the company at any time by ten days' prior written notice to him and the other members of the committee. A member of the committee may resign at any time by giving ten days' prior written notice to the company and the other members of the committee. The company may fill any vacancy in the membership of the committee; provided, however, that if a vacancy reduces the membership of the committee to less than three, such vacancy shall be filed as soon as practicable. The company shall give prompt written notice thereof to the other members of the committee. Until any such vacancy is filled, the remaining members may exercise all of the powers, rights and duties conferred on the committee.

          9.6.          Information Required by Committee. Each person entitled to benefits under the plan must file with the committee from time to time in writing such person's post office address and each change of post office address. Any communication, statement or notice addressed to any such person at the last post office address filed with the committee will be binding upon such person for all purposes of the plan. Each person entitled to benefits under the plan also shall furnish the committee with such documents, evidence, data or information as the committee considers necessary or desirable for the purpose of administering the plan. The employers shall furnish the committee with such data and information as the committee may deem necessary or desirable in order to administer the plan. The records of an employer as to an employee's or member's period of employment, termination of employment and the reason therefor, leave of absence, reemployment and earnings will be conclusive on all persons unless determined to the committee's satisfaction to be incorrect.

          9.7.          Evidence. Evidence required of anyone under the plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

          9.8.          Uniform Rules. The committee shall administer the plan on a reasonable and nondiscriminatory basis and shall apply uniform rules to all members similarly situated.

          9.9.          Review of Benefit Determinations. The committee will provide notice in writing to any member or beneficiary whose claim for benefits under the plan is denied and the committee shall afford such member or beneficiary a full and fair review of its decision if so requested.

          9.10.          Committee's Decision Final. Subject to applicable law, any interpretation of the provisions of the plan and any decisions on any matter within the discretion of the committee made by the committee in good faith shall be binding on all persons. A misstatement or other mistake of fact shall be corrected when it becomes known and the committee shall make such adjustment on account thereof as it considers equitable and practicable.

SECTION 10

General Provisions

          10.1.          Additional Employers. Any subsidiary or affiliate of the company that is not an employer may adopt the plan and become an employer and a party to the trust agreement by:

                    (a)          Filing with the company, the committee and the trustee a certified copy of a resolution of its Board of Directors adopting the plan; and

                    (b)          Filing with the trustee and the committee a certified copy of a resolution of the Board of Directors of the company consenting to such action.

The plan may be extended to any branch or division of the company or of any subsidiary or affiliate of the company, and such branch or division shall become an employer upon filing with the committee a written instrument (approved by the committee) to that effect.

          10.2.          Waiver of Notice. Any notice required under the plan may be waived by the person entitled to notice.

          10.3.          Gender and Number. Where the context admits, words in the masculine gender shall include the feminine and neuter genders, the singular shall include the plural, and the plural shall include the singular.

          10.4.          Controlling Law. Except to the extent superseded by laws of the United States, the laws of Michigan shall be controlling in all matters relating to the plan and trust agreement.

          10.5.          Employment Rights. The plan does not constitute a contract of employment, and membership in the plan will not give any employee the right to be retained in the employ of an employer, nor any right or claim to any benefit under the plan, unless such right or claim has specifically accrued under the terms of the plan.

          10.6.          Litigation by Members. If a legal action begun against the trustee, one or more employers, the committee or any member or members thereof, by or on behalf of any person results adversely to that person, or if a legal action arises because of conflicting claims to a member's or other person's benefits, the cost to the trustee, the employers, the committee or any member or members thereof of defending the action shall be charged to the extent permitted by law to the sums, if any, which were involved in the action or were payable to the member or other person concerned.

          10.7.          Interests Not Transferable. The interests of members and their beneficiaries under the plan and the trust agreement are not subject to the claims of their creditors and, except as may be required by the tax withholding provisions of the Internal Revenue Code or any state's income tax act, may not be voluntarily or involuntarily sold, transferred, alienated or assigned except under a QDRO.

          10.8.          Absence of Guaranty. Neither the committee nor any employer in any way guarantees the trust fund from loss or depreciation. Except as required by applicable law, the employers do not guarantee any payment to any person. The liability of the trustee or the committee to make any payment under the plan will be limited to the assets held by the trustee which are available for that purpose.

          10.9.          Action by Employers. Any action required or permitted to be taken by an employer under the plan shall be by resolution of its Board of Directors, by resolution of a duly authorized committee of its Board of Directors, or by a person or persons authorized by resolution of its Board of Directors or such committee.

SECTION 11

Contributions

          11.1.          Employer Contributions. Subject to the provisions of Section 12, the employers expect and intend to contribute to the plan from time to time such amounts as shall be required under accepted actuarial principles to maintain the plan in a sound condition. Each employer's contribution for a plan year is conditioned on its deductibility under Section 404 of the Internal Revenue Code in that year.

          11.2.          Member Contributions. No member will be required or permitted to make any contributions under the plan.

          11.3.          Application of Forfeitures. Forfeitures arising under the plan for any reason shall not be used to increase the benefit any person otherwise would be entitled to receive under the plan at any time prior to termination of the plan or prior to the complete discontinuance of contributions by his employer. The amounts so forfeited with respect to any employer shall be used to reduce the employer's contributions under the plan.

          11.4.          No Interest in Employers. The employers shall have no right, title or interest in the trust fund, nor will any part thereof at any time revert or be repaid to an employer, directly or indirectly, unless:

                    (a)          the Internal Revenue Service initially determines that the plan does not meet the requirements of Section 401(a) of the Internal Revenue Code, in which event any contribution by the employer must be returned within one year after the date the initial qualification is denied.

                    (b)          all liabilities under the plan attributable to such employer shall have been paid or provided for in full and assets remain in the trust fund because of an erroneous actuarial computation, in which event the assets remaining shall revert and be repaid to the employer;

                    (c)          a contribution is made by such employer by mistake of fact and such contribution is returned to the employer within one year after payment to the trustee; or

                    (d)          a contribution conditioned on the deductibility thereof is disallowed as an expense for federal income tax purposes and such contribution (to the extent disallowed) is returned to the employer within one year after the disallowance of the deduction.

The amount of any contribution that may be returned to an employer pursuant to subparagraph (c) or (d) above must be reduced by any losses of the trust fund allocable thereto.

SECTION 12

Amendment and Termination

          12.1.          Amendment. While the employers expect and intend to continue the plan, the company reserves the right to amend the plan (in accordance with the procedures set forth in subsection 10.9) from time to time, except as follows:

                    (a)          The duties and liabilities of the committee under the plan cannot be changed substantially without its consent;

                    (b)          No amendment shall reduce the value of a member's benefits to less than the amount he would be entitled to receive if he had resigned from the employ of all of the employers on the day of the amendment;

                    (c)          In the case of an amendment which changes any vesting schedule under the plan, a member who has completed three or more years of credited service must be permitted to elect, within a reasonable time after the adoption of such amendment, to have the nonforfeitable percentage of his benefits computed under the plan without regard to such amendment;

                    (d)          In the case of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each member's benefit if the plan terminated immediately after such merger, consolidation or transfer shall be equal to or greater than the benefit he would have been entitled to receive if the plan had terminated immediately before the merger, consolidation or transfer; and

                    (e)          Except as provided in Section 11, under no condition shall any amendment result in the return or repayment to any employer of any part of the trust fund or the income therefrom, or result in the distribution of the trust fund for the benefit of anyone other than employees and former employees of the employers and any other persons entitled to benefits under the plan.

          12.2.          Termination. The plan will terminate as to all employers on any date specified by the company (in accordance with the procedures set forth in sub-section 10.9) if thirty days' advance written notice of the termination is given to the committee, the trustee and the other employers. The plan will terminate as to an individual employer on the first to occur of the following:

                    (a)          The date it is terminated by that employer (in accordance with the procedures set forth in subsection 10.9) if 30 days' advance written notice of the termination is given to the committee, the trustee and the other employers.

                    (b)          The date that employer is judicially declared bankrupt or insolvent.

                    (c)          The date that employer completely discontinues its contributions under the plan (a mere failure of the employer to make a contribution for any year shall not be considered as a discontinuance so long as the plan does not have an accumulated funding deficiency under Section 412 of the Internal Revenue Code as applied to that employer at the end of such year).

                    (d)          The dissolution, merger, consolidation or reorganization of that employer, or the sale by that employer of all or substantially all of its assets, except that:

                              (i)          in any such event arrangements may be made with the consent of the company whereby the plan will be continued by any successor to that employer or any purchaser of all or substantially all of its assets, in which case the successor or purchaser will be substituted for that employer under the plan and the trust agreement; and

                              (ii)          if an employer is merged, dissolved or in any other way reorganized into, or consolidated with, any other employer, the plan as applied to the former employer will automatically continue in effect without a termination thereof.

          12.3.          Nonforfeitability on Termination. On termination or partial termination of the plan as respects any employer, the rights of all affected members to benefits accrued to the date of such termination or partial termination shall be nonforfeitable, but shall be payable only to the extent funded as of such date.

          12.4.          Notice of Amendment or Termination. Members will be notified of amendment or termination within a reasonable time.

          12.5.          Allocation and Distribution of Assets on Termination. On termination of the plan as respects any employer, the committee will direct the allocation and distribution of plan assets allocable to members employed by that employer and to retired or terminated members and other persons entitled to benefits under the plan to the extent of their benefits attributable to employment with that employer. After payment of any expenses of administration and liquidation allocable to such plan assets, such plan assets remaining shall be allocated and distributed to such members and other persons in the following manner and order to the extent of the sufficiency of such plan assets:

                    (a)          First, to the following persons:

                              (i)          To each person who was receiving a benefit under the plan as of the beginning of the three-year period ending on the date of termination of the plan, the portion of such person's benefit which constitutes a "basic-benefit" under Title IV of the

Employee Retirement Income Security Act of 1974, determined in accordance with the terms of the plan in effect during the five year period ending on such date under which such person's benefit would be the least; and

                              (ii)          To each member who had not retired at the beginning of the three-year period ending on the date of termination of the plan but who was eligible for retirement at the beginning of such three-year period, the portion of any benefit which constitutes a "basic benefit" under Title IV of the Employee Retirement Income Security Act of 1974 and which would have been payable if the member had retired and begun to receive a benefit at the beginning of such three-year period, determined in accordance with the terms of the plan in effect during the five-year period ending on such date under which such member's benefit would be the least.

                    (b)          Next, to each person who was entitled to a benefit under the plan as of the date of termination of the plan, the portion of his benefit which constitutes a "basic benefit" under Title IV of the Employee Retirement Income Security Act of 1974 (determined without regard to Sections 4022(b)(5) and 4022(b)(6) thereof), properly adjusted for any allocation of assets with respect to his benefit made under subparagraph (a) above.

                    (c)          Next, to each person who was entitled to a benefit under the plan as of the date of termination of the plan, his nonforfeitable benefit, properly adjusted for any allocation of assets with respect to his benefit made under subparagraphs (a) or (b) above.

                    (d)          Finally, to each person who was a member of the plan on the date of termination of the plan, his benefit under the plan accrued up to that date, properly adjusted for any allocation of assets with respect to his benefit made under subparagraphs (a ), (b ) or (c ) above . In making such allocations, the benefits contemplated under subparagraph (a) above shall be completely provided for before any allocations are made under subparagraphs (b), (c) and (d), and the allocations provided for in subparagraph (b) above shall be completely provided for before making any allocations under subparagraphs (c) and (d), and so forth. In the event that:

                              (i)          The assets available for allocation under either of subparagraphs (a) or (b) above are not sufficient to satisfy in full the benefits of all persons described in that subparagraph, the assets shall be allocated pro rata among such persons on the basis of the present value (as of the date of termination of the plan) of their respective benefits described in that subparagraph.

                              (ii)          The assets available for allocation under subparagraph (c) above are not sufficient to satisfy in full the benefits of persons described in that subparagraph, except as provided in the following sentence, the assets shall be allocated to each such person on the basis of his benefit determined in accordance with the terms of the plan in effect at the beginning of the 5-year period ending on the date of termination of the plan, properly adjusted for any allocation of assets with respect to his benefit made under subparagraphs (a) or (b). If the assets available for allocation under subparagraph (c) above are sufficient to satisfy the benefits described in the preceding sentence, then the benefits of persons described in that subparagraph shall be determined on the basis of the plan as amended by the most recent plan amendment effective during such 5-year period under which the assets available for allocation are sufficient to satisfy in full the benefits of such persons, and any assets remaining to be allocated under such subparagraph shall be allocated on the basis of the plan as amended by the next succeeding plan amendment effective during such period.

                              (iii)          There are not sufficient assets to make allocation under subparagraph (d) above, the allocation otherwise to be made under that subparagraph shall be proportionately reduced . Distribution may be made in cash or property or partly in each, provided property is distributed at its fair market value as of the date of distribution as determined by the trustee.

          12.6.          Limitations on Termination. Notwithstanding any other provisions of the plan, in the event of termination of the plan, the benefits of any highly compensated employee or highly compensated former employee (as defined in Section 414(q) of the Internal Revenue Code) shall be limited to benefits that are nondiscriminatory under Section 401(a)(4) of the Internal Revenue Code.

SECTION 13

Special Restrictions

          13.1.          Effective Date and Overriding Provisions. The following provisions of this Section 13 shall become effective on a "restricted date" (as defined in subsection 13.5 below) and, upon becoming effective, shall remain effective until the following related unrestricted date, and during that period shall supersede any other Provisions of the plan to the extent necessary to eliminate any inconsistencies between the provisions of this Section and said other provisions, subject to any amendment of the plan required by applicable law.

          13.2.          Plan Termination. If the plan is terminated during the period beginning on a restricted date and ending on the related unrestricted date, and after all liabilities have been paid or provided for in full assets remain in the trust fund because of an erroneous actuarial computation, then such remaining assets shall first be applied, to the extent permissible under applicable law, to the purchase of retiree medical and retiree life insurance payable to members and their beneficiaries in satisfaction of the employers' then-existing obligations, and any assets still remaining shall be applied on a pro rata basis to increase the benefits of members and their beneficiaries, subject, however, to the applicable legal limitations on benefits payable from tax-qualified plans.

          13.3.          Plan Merger. In the event of any merger or consolidation of the plan with another plan or any transfer of assets or liabilities of the plan to another plan which is effected during the period beginning on a restricted date and ending on the related unrestricted date, then: (a) the accrued benefit of each member who is actively employed by an employer as of the effective date of such merger, consolidation or transfer of assets or liabilities and with respect to whom liability for the payment of benefits hereunder is being merged or consolidated with or transferred to another plan shall become fully vested; (b) the vested accrued benefit of each member, retired or terminated member, and beneficiary in the plan shall be increased in accordance with subsection 14.2 hereof as if the plan had terminated as to all employers immediately prior to any such merger, consolidation or transfer; and (c) prior to consummation of any such merger, consolidation or transfer, the accrued benefit (as increased hereunder, if applicable) of each member, retired or terminated member, and beneficiary with respect to whom liability for the payment of benefits hereunder is being merged or consolidated with or transferred to another plan shall be satisfied by the purchase of a guaranteed annuity contract from a financially sound insurance company which represents an irrevocable commitment to satisfy the accrued benefit (as increased hereunder, if applicable) of such person.

          13.4.          Vesting Benefit Accrual, Etc. During the period beginning on a restricted date and ending on the related unrestricted date, the provisions of the plan may not be amended in any manner which would adversely affect in any way the computation or amount of or the entitlement to retirement benefits hereunder, including, but not limited to, any adverse change in or to: (a) the rate at which benefits accrue or vest; (b) the compensation recognized here-under; or (c) the optional forms of payment available to a member, retired or terminated member, or beneficiary hereunder, including the time of commencement of such benefits and any actuarial factors utilized in connection therewith.

          13.5.          Restricted Date. For purposes of this Section 13, the term "restricted date" means the first date on which either: (i) any "person" or "group" [as such terms are used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Act")] becomes the "beneficial owner" (as defined in Rule 13d-3 under the Act), directly or indirectly, of more than fifty percent (50%) of the then outstanding voting stock of the company, other than through a transaction arranged by, or consummated with the prior approval of, its board of directors; or (ii) during any period of two consecutive years (not including any period prior to the adoption of this provision), individuals who at the beginning of such period constitute the board of directors (and any new director whose election by the board of directors or whose nomination for election by the company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority thereof. An "unrestricted date" means the last day of the two-year period following the restricted date.

          13.6.          Prohibition Against Amendment. Except as may be otherwise required by applicable law, the provisions of this Section 13 may not be amended or deleted, nor superseded by any other provision of the plan, during the period beginning on a restricted date and ending on the related unrestricted date, without the written consent of a majority in both number and interest of the members who are actively employed by the employers both immediately prior to the restricted date and at the date of such amendment.

SECTION 14

Direct Transfer of Eligible
Rollover Distributions

          14.1.          Purpose. This Section 14 applies to distributions made on or after January 1, 1993. Notwithstanding any provision of the plan to the contrary that would otherwise limit a distributee's election under this Section 14, a distributee may elect, at the time and in the manner prescribed by the plan administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

          14.2.          Definition of Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

          14.3.          Definition of Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

          14.4.          Definition of Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

          14.5.          Definition of Direct Rollover. A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

          The Employer has executed this instrument this _____ day of _________________, 19__.
WOLVERINE WORLD WIDE, INC. By Stephen L. Gulis, Jr. Its: Vice President and Chief Financial Officer

Employer

SUPPLEMENT A

          A-1.          Benefits for UFCW Employees. Pursuant to collective bargaining agreements between the company and collective bargaining representatives of employees at the company's Tannery, Factory C and Distribution Center facilities, which employees are represented by The United Food and Commercial Workers International Union, AFL-CIO ("the UFCW") a separate pension plan and trust will be established for employees represented by each such UFCW bargaining unit, effective January 1, 1984. On and after January 1, 1984, pension benefits for employees of the company represented by the UFCW bargaining units including former employees and retired employees who were represented by such bargaining units and who are eligible for benefits under this plan ("UFCW employees") will be provided solely under such separate plans and trusts. From and after January 1, 1984, this plan shall no longer be extended to any UFCW employees and in no event will any benefits be paid to or on account of any such UFCW employees under this plan.

          A-2.          Transfer of Assets. Plan assets, as apportioned by the actuary to provide for and secure the accrued vested benefits of UFCW employees will be transferred and assigned to the separate trust established for each UFCW bargaining unit.

          A-3.          Effective Dates of Benefit Increase. For purposes of determining the amount of benefits payable to any employee hereunder, "$7.00" shall be substituted for "$6.00" where the latter amount appears in subparagraph 4.1(b), 4.2(b), subsection 5.1 and subparagraph 6.1(a) on the following dates:
(a)	May 1, 1983	UFCW employees represented by the Factory C Bargaining unit.

(b)	August 16, 1983	UFCW employees represented by the tannery bargaining unit.

(c)	October 15, 1983	UFCW employees represented by the Distribution Center bargaining unit.

(d)	July 1, 1983	All other employees.

          A-4.          This Supplement Controlling. In the event of any conflict between any of the provisions of this Supplement and any other provisions of the plan, the provisions of this Supplement shall control.

SUPPLEMENT B

Special Rules for Top-Heavy Plans

          B-1.          Purpose and Effect. The purpose of this Supplement B is to comply with the requirements of Section 416 of the Internal Revenue Code of 1954. The provisions of this Supplement B shall be effective for each plan year beginning after December 31, 1983 in which the plan is a "top-heavy plan" within the meaning of Section 416(g) of the Internal Revenue Code.

          B-2.          Top-Heavy Plan. In general, the plan will be a top-heavy plan for any plan year if, as of the last day of the preceding plan year (the "determination date"), the present value of the cumulative accrued benefits of members who are key employees (as defined in Section 416(i)(1) of the Internal Revenue Code) exceeds 60 percent of the present value of the cumulative accrued benefits of all members. In making the foregoing determination, the following special rules shall apply:

                    (a)          The present value of a member's accrued benefit shall be increased by the aggregate distributions, if any, made with respect to the member during the 5-year period ending on the determination date.

                    (b)          The accrued benefit of a member who was previously a key employee, but who is no longer a key employee, shall be disregarded.

                    (c)          The accrued benefit of a beneficiary of a member shall be considered an accrued benefit of the member.

                    (d)          The accrued benefit of a member who did not perform any services for an employer during the 5-year period ending on the determination date shall be disregarded.

                    (e)          The accrued benefit of a participant who is not a key employee shall be determined under the method used for all plans of the employers or, if there is no such method, as if such benefit accrued no faster than the slowest accrual rate permitted under Section 411(b)(l)(C) of the Internal Revenue Code.

          B-3.          Key Employee. In general, a "key employee" is an employee who, at any time during the 5-year period ending on the determination date, is:

                    (a)          an officer of an employer or controlled group member receiving annual compensation greater than 50% of the limitation in effect under Section 415 (b)(1)(A) of the Internal Revenue Code; provided, that for purposes of this subparagraph (a), no more than 50 employees of the employers and controlled group members (or if lesser, the greater of 3 employees or 10 percent of the employees) shall be treated as officers;

                    (b)          one of the ten employees receiving annual compensation from the employers and/or controlled group members of more than the limitation in effect under Section 415(c)(1)(A) of the Internal Revenue Code and owning the largest interests in an employer or controlled group member;

                    (c)          a 5 percent owner or an employer or controlled group member; or

                    (d)          a 1 percent owner of an employer or controlled group member receiving annual compensation from the employers and/or controlled group members of more than $150,000.

          B-4.          Minimum Vesting. For any plan year in which the plan is a top-heavy plan, a member's vested percentage in his accrued benefit shall not be less than the percentage determined under the following table:

Years of Credited Service	Vested Percentage

Less than 2	0
2	20
3	40
4	60
5	80
6	or more 100

If the foregoing provisions of this paragraph B-4 become effective, and the plan subsequently ceases to be a top-heavy plan, each member who has then completed three or more years of credited service may elect to continue to have the vested percentage of his accrued benefit determined under the provisions of this paragraph B-4.

          B-5.          Minimum Benefit. A member's monthly pension or deferred benefit, commencing at his normal retirement date and payable as a life annuity, shall not be less than an amount equal to 2 percent of his average compensation (as defined below), multiplied by the number of years (not to exceed 10) of his top-heavy service (as defined below). A member's "average compensation" means the monthly average of his compensation for the 5 consecutive years of which his compensation was highest, disregarding any compensation paid after the last year in which the plan is a top-heavy plan. A member shall be entitled to a year of "top-heavy service" for each year of his credited service after December 31, 1983 during which the plan is a top-heavy plan and he is a member thereunder.

          B-6          Aggregation of Plans. In accordance with section 416(g)(2) of the Internal Revenue Code, other plans maintained by the employers or controlled group members may be required or permitted to be aggregated with this plan for purposes of determining whether the plan is a top-heavy plan.

          For all purposes hereof:

                    (a)          A "required aggregation group" means each qualified plan of the employer controlled group members in which at least one key employee participates, and any other qualified plan of the employer or controlled group member which enables the plan to meet the requirements of Sections 401(a)(4) 410 of the Internal Revenue Code.

                    (b)          A "permissive aggregation group" means the required aggregation group of plans plus any other plan or plans of the employer or controlled group members which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Internal Revenue Code.

          B-7.          No Duplication of Benefits. If the employers and/or controlled group members maintained more than one plan, the minimum benefit otherwise required under paragraph B-5 above may be reduced in accordance with regulations of the Secretary of the Treasury to prevent inappropriate duplication of minimum benefits or contributions.

          B-8.          Adjustment of Combined Benefit Limitations. ln order to reduce the overall limitations on combined plan contributions and benefits under Section 415 of the Internal Revenue Code, the number 1.00 shall be substituted for 1.25 in determining defined benefit fractions and defined contribution fractions in accordance with Section 415 of the Internal Revenue Code and Section 235 of the Tax Equity and Fiscal Responsibility Act of 1982 for purposes of subsection 4.8. Provided, however, that the foregoing sentence shall not apply if (A) the top-heavy ratio is 0.90 or less and (8) each non-key employee receives an additional minimum benefit or contribution under a plan of the employer. In the case of a non-key employee participating only in this or another defined benefit plan, the additional minimum benefit for each year of service counted is one percentage point, up to a maximum of ten percentage points, of the member's average compensation for the five consecutive years when the member had the highest aggregate compensation from the employer, computed as described in 8-5 above. In the case of a non-key employee participating only in a defined contribution plan, the additional minimum contribution is one percent of the member's compensation. In the case of a non-key employee participating in both this or another defined benefit plan and a defined contribution plan, there is no minimum benefit, but the minimum contribution under the defined contribution plan shall be 7-l/2% of the member's compensation.

          B-9.          Use of Terms. All terms and provisions of the plan shall apply to this Supplement B, except that where the terms and provisions of the plan and this Supplement B conflict, the terms and provisions of this Supplement B shall govern.

SUPPLEMENT C
TO
WOLVERINE EMPLOYEES' PENSION PLAN

Provisions Relating to Certain Former Participants
Under Webster Manufacturing Unit
Hourly-Rated Employees' Pension Plan

          C-1.          Introduction. Effective May 31, 1988, Webster Manufacturing Unit Hourly-Rated Employees' Pension Plan (the "Webster Plan") shall be merged into and continued in the form of this plan, and participants in the Webster Plan shall become members in this plan. Each such participant is referred to below in this Supplement as a "Webster Participant". The amount and form of each Webster Participant's benefit under this plan shall be governed by the terms of this Supplement C.

          C-2.          Full Vesting of Webster Participant's Benefit. Each Webster Participant who terminates employment on or after May 31, 1988 shall be fully vested in his benefits under the plan.

          C-3.          Amount of Webster Participant's Benefit at Normal Retirement Date. A Webster Participant's normal benefit under the plan is a monthly retirement income, commencing on the Webster Participant's normal retirement date and payable during his lifetime, in an amount equal to the sum of: (a) $3.00 multiplied by his number of full and fractional years of credited service under the plan after May 31, 1988; plus (b) $3.00 multiplied by his number of full and fractional years of benefit service accrued under the Webster Plan after December 31, 1969 and before June 1, 1988; plus (c) $1.20 multiplied by his number of full and fractional years of benefit service accrued under the Webster Plan before January 1, 1970. A Webster Participant who was participating in the Webster Plan on December 31, 1987 and who terminates employment on or after May 31, 1988 shall be entitled to a full year of benefit service for 1988. Except as provided in paragraph C-4 below, the amount of monthly retirement income computed under this paragraph C-3 will be used to determine the amount of a Webster Participant's benefit for all purposes of the plan.

          C-4.          Supplemental Benefit for Webster Participants. In addition to the amount of retirement income computed under paragraph C-3 above, a Webster Participant who terminates employment on or after May 31, 1988 will be entitled, regardless of his age at date of hire, to a supplemental monthly retirement income, commencing on his normal retirement date and payable during his lifetime, which is actuarially equivalent to the single sum amount determined as of his employment termination date) as follows:

                    (a)          If the Webster Participant had completed at least 1 but less than 10 years of service, an amount equal to $111 multiplied by his number of years of service;

                    (b)          If the Webster Participant had completed at least 10 but less than 20 years of service, an amount equal to $166.50 multiplied by his number of years of service; and

                    (c)          If the Webster Participant had completed 20 or more years of service, an amount equal to $222 multiplied by his number of years of service.

          C-5.          Form of Payment of Webster Participant's Benefit. Except as provided in paragraph C-6 below, a Webster Participant's benefit under this Supplement C shall be payable in accordance with subsection 7.1 of the plan. If payments begin before the Webster Participant's normal retirement date, such benefit shall be reduced in accordance with subsection 4.3 of the plan.

          C-6.          Lump Sum Payment of Webster Participant's Accrued Benefit. If the present value of (a) a Webster Participant's entire nonforfeitable accrued benefit under the plan, or (b) the pre-retirement spouse's benefit payable on account of a Webster Participant under subsection 8.3 of the plan, does not exceed $3,500; the committee, in its discretion, may direct the trustee to pay such present value to the Webster Participant (or in the event of his death, to his surviving spouse) in a lump sum upon his termination of employment. If the present value of a Webster Participant's entire nonforfeitable accrued benefit under the plan exceeds $3,500, the Webster Participant may elect to have such present value (or the portion thereof which is attributable to the supplemental benefit determined under paragraph C-4 above) paid to him in a lump sum upon his termination of employment; provided that, if a joint and survivor annuity would otherwise be provided under subsection 7.1 of the plan, the Webster Participant's spouse must consent in writing to such form of distribution. If the present value of a pre-retirement spouse's benefit payable on account of a Webster Participant under subsection 8.3 of the plan exceeds $3,500, the Webster Participant's surviving spouse may elect to have such present value paid in a lump sum. For purposes of this paragraph C-6, a present value shall be determined as of the date of distribution by using an interest rate not greater than the interest rate which would be used (as of the date of distribution) by the Pension Benefit Guaranty Corporation for purposes of determining the present value of a lump sum distribution on plan termination. Notwithstanding the provisions of subsection 3.3 of the plan, if a Webster Participant who received a lump sum payment under this paragraph C-6 is subsequently reemployed by an employer, his years of employment before his termination of employment shall be disregarded in determining his credited service under the plan.

          C-7.          Limitations. Except to the extent expressly provided herein to the contrary, the benefits provided pursuant to this Supplement C for a Webster Participant are subject to all of the terms and conditions of this plan. Unless specified otherwise, terms used in this Supplement C which are defined in the plan are intended to have the same meanings as given them in this plan.

SUPPLEMENT D
TO
WOLVERINE EMPLOYEES' PENSION PLAN

Section 414(k) Account

SECTION D1

Introduction

          DI.l.          Background. Wolverine World Wide, Inc. (the "company") maintains the Wolverine Employees' Pension Plan (the "plan"). The company also maintains the Wolverine World Wide, Inc. Money Accumulation Plan (the "Money Accumulation Plan"). The purpose of the Money Accumulation Plan is to enable eligible employees to elect to defer a portion of their compensation by means of employer contributions on their behalf and to make voluntary contributions from their own funds, and thereby provide for their future security. Prior to January 1, 1994, participants in the Money Accumulation Plan were also eligible to receive employer matching contributions based on the amount of their basic contributions under the Money Accumulation Plan. However, effective January 1, 1994, employer matching contributions under the Money Accumulation Plan were discontinued.

          D1.2.          Section 414(k) Arrangement. Section 414(k) of the Internal Revenue Code permits the sponsor of a defined benefit pension plan that is qualified under Section 401(a) of the Internal Revenue Code to implement an arrangement within the defined benefit plan whereby a participant's benefit is based partly on the balance of a separate account established under the plan (a "Section 414(k) account"). For purposes of most requirements under Section 401(a), benefits based on Section 414(k) accounts are treated as benefits provided under a defined benefit plan. However, for certain limited purposes specified in Section 414(k), a defined benefit plan which includes a Section 414(k) account is treated as consisting of a defined contribution plan to the extent benefits are based on the separate account of a participant, and as a defined benefit plan with respect to the remaining portion of benefits under the plan.

          D1.3.          Purpose; Section 414(k) Account Arrangement. The company desires to establish a Section 414(k) account arrangement within the plan for the purpose of providing employer matching contributions to individuals who are participants in both the Money Accumulation Plan and the Section 414(k) account arrangement, where such matching contributions are based on a participant's basic contributions under the Money Accumulation Plan. To facilitate such an arrangement, the company will establish a Section 414(k) account under the plan for each participant in accordance with this Supplement D. At all times, the Section 414(k) account arrangement shall constitute a part of the plan. Employer matching contributions made pursuant to this Supplement D shall be funded by allocating existing plan assets to participants' Section 414(k) accounts. Nothing in this Supplement D shall require additional employer contributions to the plan beyond those made from existing plan assets as described in the preceding sentence.

          D1.4.          Definitions; Applicability of Plan Provisions; Effective Date. Except as otherwise expressly stated herein, the benefits provided under the Section 414(k) account arrangement as established within the plan shall be governed exclusively by the terms and provisions of this Supplement D. Notwithstanding the preceding sentence, all terms used in this Supplement D which are not defined herein shall have the meaning given such terms in the plan, and to the extent not inconsistent with the terms of this Supplement D, the Section 414(k) account arrangement shall be subject to the provisions of the plan that are consistent with the purposes, terms and operation of this Supplement D. The term "defined benefit provisions" means the terms of the plan, exclusive of Supplement D. Solely for purposes of this Supplement D, the term "excess plan assets" means, as of any date, the amount by which the value of the assets held in the trust fund (excluding amounts held in the Section 414(k) Trust Account) exceeds the lesser of (i) 150% of the current liability of the plan (as defined in Section 412(c)(7)(B) of the Internal Revenue Code) or (ii) the accrued liability (including normal cost) of the plan (as defined in Section 412(c)(7)(A)(i) of the Internal Revenue Code). As used in the preceding sentence, the terms "current liability" and "accrued liability" shall exclude any benefit obligations arising under this Supplement D. The value of assets held in the trust fund shall be determined under the valuation method used by the plan for purposes of Section 412(c)(7) of the Internal Revenue Code. The term "existing plan assets" means, as of any date, those assets held in the trust fund which have not previously been allocated to participants' Section 414(k) accounts pursuant to subsection 7.4 hereof. The effective date of this Supplement D and the Section 414(k) account arrangement established hereunder shall be January 1, 1994 (the "effective date").

SECTION D2

Eligibility and Participation

          D2.1.          Eligibility. Each participant in the Money Accumulation Plan who is eligible to make basic contributions to that plan on or after January 1, 1994 shall be eligible to participate in the benefits provided under this Supplement D.

          D2.2.          Participation. Strictly for purposes of the benefits provided under this Supplement D, each employee who is eligible to participate in this Supplement D in accordance with subsection 2.1 above shall become a participant in this plan as of the first accounting date on which an employer matching contribution is allocated to his Section 414(k) account, and will continue as a participant until the later to occur of his settlement date or the date on which all assets in his Section 414(k) account to which he is entitled have been distributed or applied to purchase an annuity contract in accordance with Section 8 of this Supplement D. Each participant in this Supplement D may also be a participant for purposes of the defined benefit provisions of this plan to the extent he satisfies the participation requirements set forth in Section 2 of the plan.

SECTION D3

Participant Contributions

                    Participant contributions shall neither be required nor permitted under this Supplement D.

SECTION D4

Employer Contributions

          D4.1.          Employer Matching Contribution. For each plan year, the employers will make an employer matching contribution in an amount equal to the formula employer contribution determined under subsection 10.1 for that year, but reduced by the total amount of remainders, if any, to be allocated as of the last day of such plan year.

          D4.2.          Source of Employer Matching Contribution. Employer matching contributions under this Supplement D shall be made only by allocating a portion of the then existing plan assets to participants' Section 414(k) accounts and, thus, to the Section 414(k) Trust Account within the trust fund. Nothing in this Supplement D shall obligate the company or any employer to make any contributions to the plan out of its general corporate assets in excess of those required by the defined benefit provisions.

          D4.3.          Limitations and Conditions on Employer Matching Contribution. Notwithstanding any other provision of this Supplement D to the contrary, if, as of the first day of any plan year, the plan has no excess plan assets, then in no event shall existing plan assets be used to make required employer matching contributions for such plan year.

SECTION D5

Section 414(k) Trust Account and the Investment Funds

          D5.1.          Section 414(k) Trust Account. The trustee shall establish a Section 414(k) Trust Account as a separate account under the trust fund. Employer matching contributions allocated to participants' Section 414(k) accounts under subsection 7.4 of this supplement D will be held by the trustee in the Section 414(k) Trust Account.

                    The assets attributable to the 414(k) account arrangement may be held as an identifiable portion of a separate or master trust which includes the assets of the Money Accumulation Plan. The Trustee of the separate Wolverine World Wide, Inc. Money Accumulation Plan (CG Trust Company or a successor Trustee), which is incorporated by this reference into this document, declares that plan assets delivered to it will be held in trust and administered under the terms of the Section 414(k) account.

          D5.2.          The Investment Funds. The Section 414(k) Trust Account shall consist of such investment funds as the committee shall determine from time to time. Pending investment, reinvestment or distribution as provided in this Supplement D, the trustee may temporarily retain the assets of any one or more of the investment funds in cash, commercial paper, short-term government obligations, or undivided interests or participations in common or collective short-term investment funds. Any investment fund may be partially or entirely invested in any common or commingled fund or in any group annuity, deposit administration or separate account contract issued by a legal reserve life insurance company which is invested generally in property of the kind specified for the investment fund. The committee, in its discretion, may direct the trustee to establish such investment funds or to terminate any of the investment funds as it shall from time to time consider appropriate and in the best interests of the participants. The funds established hereunder may be referred to collectively as the "investment funds" and individually as an "investment fund."

          D5.3.          Investment Fund Elections. A participant from time to time may elect one or more of the investment funds for the investment of all or a portion of the employer matching contributions on his behalf. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the committee shall determine, and shall be effective only in accordance with such rules as the committee shall establish. If a participant fails to make an election under this subsection 5.3, his share of the employer matching contributions will be invested in such investment fund as shall be designated by the committee.

          D5.4.          Investment Fund Transfers. A participant may elect that all or a part of his interest in an investment fund shall be liquidated and the proceeds thereof transferred to one or more of the other investment funds. Each such election shall be made at such time, in such manner, and with respect to such investment funds as the committee shall determine, and shall be effective only in accordance with such rules as shall be established from time to time by the committee.

          D5.5.          Availability of Plan Assets. Notwithstanding any other provision of this Supplement D or the defined benefit provisions of the plan, all assets held in the trust fund (including assets held in the Section 414(k) Trust Account) shall at all times be available to pay all benefits under the plan, whether under the defined benefit provisions of the plan or this Supplement D.

SECTION D6

Period of Participation

          D6.1.          Settlement Date. A participant's "settlement date" will be the date on which his employment with all of the employers is terminated because of the first to occur of the following:

                    (a)          Early, Normal or Late Retirement. The date of the participant's retirement under the plan. A participant's right to his account balances shall be nonforfeitable on and after attaining age 65 years (his "normal retirement age").

                    (b)          Disability Retirement. The date the participant is retired from the employ of all of the employers at any age because of disability, as determined by a qualified physician selected by the committee. A participant will be considered disabled for the purposes of this subparagraph if, on account of a disability, he is no longer capable of engaging in any employment or occupation for remuneration or profit, and such disability will be permanent and continuous for the rest of his life.

                    (c)          Death. The date of the participant's death.

                    (d)          Resignation or Dismissal. The date the participant resigns or is dismissed from the employ of all of the employers before retirement under subparagraph (a) or (b) above.

If a participant is transferred from employment with an employer to employment with a controlled group member then, for the purpose of determining when his settlement date occurs under this subsection 6.1, his employment with such controlled group member (or any controlled group member to which he is subsequently transferred) shall be considered as employment with the employers.

          D6.2.          Restricted Participation. If (i) payment of all of a participant's account balances is not made at his settlement date; or (ii) a participant transfers to a controlled group member; the participant or his beneficiary will be treated as a participant for all purposes of the plan, except as follows:

                    (a)          The participant will not share in employer matching contributions after his settlement date, or during any period he is employed by a controlled group member; except as provided in subsection 7.4.

                    (b)          The beneficiary of a deceased participant cannot designate a beneficiary under subsection 8.5.

If a participant whose participation in the plan is restricted for the reason specified in (ii) above subsequently is employed by an employer, he will again become an active participant in the plan on the date he is reemployed.

SECTION D7

Accounting

          D7.1.          Separate Accounts. The committee will maintain a separate "Section 414(k) account" in the name of each participant which will reflect his share of employer matching contributions under this Supplement D, and the income, losses, appreciation and depreciation attributable thereto. The committee also may maintain such other accounts in the names of participants or otherwise as it considers advisable. Unless the context indicates otherwise, references in this Supplement D to a participant's "accounts" means all accounts maintained in his name under this Supplement D.

          D7.2.          Accounting Dates. A "regular accounting date" is each business day of any plan year. A "special accounting date" is any date designated as such by the committee and the date on which the plan is terminated in its entirety or a partial termination of the plan occurs. The term "accounting date" includes both a regular accounting date and a special accounting date.

          D7.3.          Adjustment of Participants' Accounts. As of each accounting date the committee shall:

                    (a)          First, credit participant's accounts with their pro rata share of any increase or charge such accounts with their pro rata share of any decrease in the value of the adjusted net worth (as defined below) of each investment fund in which such accounts have an interest as of that date;

                    (b)          Next, allocate and credit employer matching contributions, if any, that are to be credited as of that date in accordance with subsection 7.4; and

                    (c)          Finally, charge to the proper accounts all payments or distributions made under subsection 8.4 as of that date.

The "adjusted net worth" of an investment fund as at any date means the then net worth of such investment fund as determined by the trustee, less an amount equal to the employer matching contributions deposited in such fund but not yet allocated to the accounts of participants and remainders being held pursuant to subsection 6.3. Remainders will not be adjusted in accordance with subparagraph (a) above.

The allocations required by this Section may be determined under any consistent, nondiscriminatory cash basis or daily valuation recordkeeping system acceptable to the Committee.

          D7.4.          Allocation of Employer Matching Contributions. Subject to subsection 7.8, each employer's matching contribution for the plan year will be allocated and credited to the Section 414(k) accounts of participants who were employed by such employer on the last day of that plan year or who died or retired under subparagraph 6.1(a) or (b) during that year, as follows:

                    (a)          First, each employer's matching contribution will be allocated and credited to the Section 414(k) accounts of such participants, pro rata, according to the basic contributions (up to 2%) made by them, respectively, to the Money Accumulation Plan during that plan year; except that the portion of any employer's matching contribution credited to any participant's Section 414(k) account under this subparagraph shall not exceed 20% of his basic contributions (up to 2%) for that plan year;

                    (b)          Next, each employer's matching contribution, to the extent not allocated under subparagraph (a) above, will be allocated and credited to the Section 414(k) accounts of such participants, pro rata, according to the basic contributions (over 2% but not more than 6%) made by them, respectively, to the Money Accumulation Plan during that plan year; except that the portion of any employer's matching contribution credited to any participant's Section 414(k) account under this subparagraph shall not exceed 20% of his basic contributions (over 2% but not more than 6%) for that plan year; and

                    (c)          Finally, each employer's matching contribution, to the extent not allocated under subparagraphs (a) and (b) above, will be allocated and credited to the Section 414(k) accounts of such participants, pro rata, according to the basic contributions (up to 6%) made by them, respectively, to the Money Accumulation Plan during that plan year.

          D7.5.          Changing Payments and Distributions. All payments or distributions made to a participant or his beneficiary under this Supplement D will be charged to the Section 414(k) account of such participant.

          D7.6.          Rollovers. No rollover contributions of any kind, including direct transfers of benefits from other plans meeting the requirements of Section 401(a) of the Internal Revenue Code, are permitted to the plan under this Supplement D.

          D7.7.          Statement of Account. As soon as practicable after the last day of each calendar quarter, each participant will be furnished with a statement reflecting the balance of his Section 414(k) account.

          D7.8.          Contribution Limitations. For each plan year, the annual addition (as defined below) to a participant's accounts under this Supplement D and all other defined contribution plans maintained by the employers shall not exceed the lesser of $30,000 (or, if greater, 1/4 of the dollar limitation in effect under Section 415(b)(1)(A) of the Internal Revenue Code for the calendar year which begins with or within that plan year) or 25 percent of the participant's compensation during that year. The term "annual addition" for any plan year means the sum of the employer contributions, participant contributions and remainders credited to a participant's accounts for that year under this Supplement and the Money Accumulation Plan. Any employer matching contributions which cannot be allocated to a participant because of the foregoing limitations shall be applied to reduce employer matching contributions in succeeding plan years, in order of time.

          D7.9.          Limitation on Allocation of Contributions. Notwithstanding the foregoing provisions of this Section 7, the contribution percentage (as defined below) of the highly compensated participants (as defined in subsection 7.10) for any plan year shall not exceed the greater of:

                    (a)          the contribution percentage of all other participants for such plan year multiplied by 1.25; or

                    (b)          the contribution percentage of all other participants for such plan year multiplied by 2.0; provided that the contribution percentage of the highly compensated participants does not exceed that of all other participants by more than 2 percentage points.

The "contribution percentage" of a group of participants for a plan year means the average of the ratios (determined separately for each participant in such group) of: (i) the employer matching contributions allocated to such participant for such plan year; to (ii) the participant's compensation for such plan year.

If the limits of this Section are not met, the excess aggregate contributions of Highly Compensated Participants shall be corrected by reducing the contribution percentages of Highly Compensated Participants beginning with those at the highest contribution percentage to the next lower contribution percentage level of Highly Compensated Participants or, if less, a percentage that results in compliance with the above limit. If further reduction is required, the percentage of correction shall be determined by continuing the process until the above limits are not exceeded. Then, each affected Highly Compensated Participant's required percentage reduction shall be expressed as a dollar amount and the amounts shall be summed for all affected Highly Compensated

Participants. Third, the matching contributions of the Highly Compensated Participants with the largest amount of matching contributions shall be reduced to the next lower matching contribution amount or by an amount which when all reductions are considered equals the dollar amount of reductions required above. The amount by which the Matching Contributions are reduced shall, if vested, be distributed to the affected Highly Compensated Participant and, if not vested, shall be treated as a remainder.

          D7.10.          Highly Compensated Participant. A "highly compensated participant" means any present or former employee who:

                    (a)          was a 5 percent owner of an employer during the current plan year or the Lookback Year;

                    (b)          received annual compensation from the employers of more than $80,000 (or such greater amount as may be determined by the Commissioner of Internal Revenue under Code Section 415(d) for that year) and was among the top paid 20% of employees when ranked by annual compensation;

"Annual Compensation" means a Participant's earned income, wages, salaries, professional fees and other amounts received for personal services rendered in the course of employment with the employers actually paid and includable in gross income excluding contributions to a plan of deferred compensation not includable in gross income; amounts realized from the exercise of a stock option or when restricted stock or property becomes freely transferable or no longer is subject to a substantial risk of forfeiture; amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option, and other amounts that received favorable tax treatment (excluding amounts under Code Section 125, 401(k), 403(b) or 457).

The "Lookback Year" is the 12-month period preceding the current Plan Year.

          D7.11.          Allocation of Earnings to Distributions of Excess Contributions. The earnings allocable to distributions of employer contributions exceeding the limits of subsection 7.9 ("excess matching contributions") shall be determined by multiplying the earnings attributable to the participant's share of employer matching contributions for the plan year by a fraction, the numerator of which is the excess matching contributions, and the denominator of which is the balance in the participant's Section 414(k) account on the last day of such year reduced by gains (or increased by losses) attributable to such account during that year.

          D7.12.          Multiple Use of Alternative Limitation. In accordance with Treasury Regulation Section l.401(m)-2(c), multiple use of the alternative limitation will be corrected in the manner described in Treasury Regulation Section 1.401(m)-1(e). The term "alternative limitation" as used above means the alternative methods of compliance with Sections 401(k) and 401(m) of the Internal Revenue Code contained in Sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) thereof, respectively.

SECTION D8

Payment of Account Balances

          D8.1.          Retirement or Death. If a participant's employment with all of the employers is terminated because of retirement under subparagraph 6.1(a) or (b), or if a participant dies while in the employ of an employer, the balance in his Section 414(k) account as at the accounting date coincident with or next following his settlement date (after all adjustments required under this Supplement D as of that date have been made) shall be nonforfeitable and shall be distributable to him, or in the event of his death to his beneficiary, under subsection 8.4.

          D8.2.          Resignation or Dismissal. If a participant resigns or is dismissed from the employ of all of the employers before retirement under subparagraph 6.1(a) or (b), the balance in his Section 414(k) account as at the accounting date coincident with or next following his settlement date (after all adjustments required under this Supplement D as of that date have been made) will be reduced to an amount computed in accordance with the following schedule:
If The Participant's Number of Years of Credited Service Is:	The Percentage of His Section 414(k) Account Will Be:

Less than 1 year	0%
1 year but less than 2 years	20%
2 years but less than 3 years	40%
3 years but less than 4 years	60%
4 years but less than 5 years	80%
5 years or more	100%

The resulting balance in his Section 414(k) account will be distributable to the participant under subsection 8.4. A participant shall be entitled to 1/12th of a year of service for each month (or portion thereof) during which he is employed by an employer or controlled group member.

The 414(k) account of a participant, whose employment was terminated upon the closing of B&B Shoe Division shall be nonforfeitable upon his termination of employment.

          D8.3.          Remainders. The amount by which a participant's Section 414(k) account is reduced under subsection 8.2 shall be a "remainder." A remainder shall be treated as a separate account [which is not subject to adjustment under sub-paragraph 7.3(a)] until the last day of the plan year in which the participant's settlement date occurs, and then shall be applied in the manner provided in subsection 4.1 to reduce employer matching contributions as of that date; and when so applied will be treated, for purposes of subsection 7.4, as though it were an employer matching contribution made under subsection 4.1. If the participant is reemployed by an employer or controlled group member before he incurs five consecutive one-year breaks in service, subsection 9.2 shall apply.

          D8.4.          Manner of Distribution. Subject to the provisions of subsection 8.6, after each participant's settlement date, distribution of the net credit balance in the participant's Section 414(k) account will be made to or for the benefit of the participant, or in the case of his death to or for the benefit of his beneficiary, by payment in a lump sum or by direct transfer of an eligible rollover distribution. The manner and time of distribution shall be identical to that elected under the Money Accumulation Plan.

          D8.5.          Designation of Beneficiary. Subject to the provisions of subsection 8.6, each participant from time to time, by signing a form furnished by the committee, may designate any person or persons (who may be designated concurrently, contingently or successively) to whom his benefits under this Supplement D are to be paid if he dies before he receives all of his benefits. A beneficiary designation form will be effective only when the form is filed with the committee while the participant is alive and will cancel all beneficiary designation forms previously filed with the committee. A beneficiary designation by a married participant designating a beneficiary other than the participant's spouse may be effective only with the written, irrevocable consent of the participant's spouse witnessed by a plan representative or a notary public. The consent may be limited to a specific beneficiary and a specific method of distribution. If a deceased participant failed to designate a beneficiary as provided above, or if the designated beneficiary dies before the participant or before complete payment of the participant's benefits, the committee, shall direct the trustee to pay the participant's benefits to the first of the following classes with a living member on the date of distribution:

                    (a)          To the participant's surviving spouse;

                    (b)          the participant's children, including those by adoption, dividing the distribution equally among the children with living issue of any deceased child taking their parent's share by right of representation;

                    (c)          the participant's parents, dividing the distribution equally if both parents are living;

                    (d)          the participant's brothers and sisters, dividing the distribution equally among the participant's living brothers and sisters;

                    (e)          To the legal representative or representatives of the estate of the participant.

The term "designated beneficiary" as used in this Supplement D means the person or persons (including a trustee or other legal representative acting in a fiduciary capacity) designated by a participant as hid beneficiary in the last effective beneficiary designation form filed with the committee under this subsection and to whom a deceased participant's benefits are payable under this Supplement D. The term "beneficiary" as used in this

Supplement D means the natural or legal person or persons to whom a deceased participant's benefits are payable under this subsection.

          D8.6.          Pre-Retirement Survivor Annuity and Joint and Survivor Annuity. The following provisions of this subsection 8.6 shall apply in the case of distributions to or on behalf of a participant who elects distribution in the form of an annuity:

                    (a)          Pre-Retirement Survivor Annuity. If a married participant dies prior to commencement of his benefits under this Supplement D, one-half of his Section 414(k) account balance will be applied to provide a pre-retirement survivor annuity (as defined below), unless the participant's spouse waives the annuity. A "pre-retirement survivor annuity" is an annuity payable for the life of the participant's spouse.

                    (b)          Joint and Survivor Annuity. A participant's Section 414(k) account balance will be applied to provide a joint and survivor annuity (as defined below), unless he has made an election under subparagraph (d). A "joint and survivor annuity" means: (i) an annuity payable for the life of the participant, with a survivor annuity payable for the life of his spouse of one-half of the amount payable during the joint lives of the participant and his spouse; or (ii) in the case of a participant who is not married at the date payment of his benefits is to commence, an annuity payable for the life of the participant.

                    (c)          Election to Waive Joint and Survivor Annuity A participant may make a written election to waive the joint and survivor annuity at any time during a period beginning 90-days before and ending 30 days before payment of his benefits commences. Such an election will be effective only if the participant's spouse consents to the election in writing, and such consent acknowledges the effect of the waiver and is witnessed by a plan representative or a notary public. At least 30, but not more than 90, days before payment of a participant's benefits is to commence, the committee shall provide him with a written explanation of the terms and conditions of the joint and survivor annuity; the participant's right to make, and the effect of, an election to waive the joint and survivor annuity; the requirement of spousal consent to such a waiver; and the participant's right to make, and the effect of, a revocation of such a waiver. Distribution may commence less than 30 days after the notice above is given if the Committee informs him of the right of a period of 30 days to consider the distribution, after receiving notice he elects distribution and is notified the right to revoke the election within seven days, and he does not revoke the election within seven days. If a participant has elected to waive the joint and survivor annuity, his Section 414(k) account balance will be distributed pursuant to subsection 8.4.

                    (d)          Lump Sum Payments. Notwithstanding the foregoing provisions of this subsection 8.6, distribution of a participant's Section 414(k) account balance may be made in the form of a lump sum payment; provided that: (i) the account balances are less than $5,000.

SECTION D9

Reemployment

          D9.1.          Resumption of Participation. If a participant's employment with all of the employers should terminate and such participant is subsequently reemployed by an employer, he shall again become eligible to participate in this Supplement D as of his date of rehire if he then meets the requirements of subsection 2.1, and the years of service to which he was entitled at the time of termination shall be reinstated. If an employee who is not participating in this Supplement D should terminate employment and then subsequently be reemployed by an employer, his eligibility for participation shall be determined in accordance with subsection 2.1, he shall be eligible to participate in this Supplement D as of his date of rehire if he then meets the requirements of subsection 2.1, and the years of service he had accrued prior to his termination shall be disregarded for purposes of subsection 8.2 only if his number of consecutive one- year breaks in service (as defined below) occurring after his termination equal or exceed the greater of (i) five, or (ii) his years of service prior to his termination. If an employee's or participant's employment with the employers and controlled group members should terminate and such employee or participant is subsequently reemployed by an employer or controlled group member before he has a one-year break in service, the period between his date of termination and date of rehire (but not to exceed 12 months) shall be included in determining his years of service. In no event shall years of service occurring after a participant incurs five consecutive one-year breaks in service be used to determine the percentage of his Section 414(k) account to which he was entitled as of a prior settlement date. A participant shall incur a "one-year break in service" if he is not in the employ of an employer or controlled group member for a period of 12 consecutive months following his termination of employment.

          D9.2.          Reinstatement of Remainder. If a participant whose employment had terminated because of resignation or dismissal before he was entitled to the full balance in his Section 414(k) account is reemployed by an employer or controlled group member before he incurs five consecutive one-year breaks in service, he may repay to the trustee (within five years of his date of reemployment) the total amount distributed to him from his Section 414(k) account as a result of his earlier termination of employment. If a participant makes such a repayment to the trustee, both the amount of the repayment and the remainder which resulted from his earlier termination of employment shall be credited to his Section 414(k) account as of the regular accounting date coincident with or next following the date of repayment (after all other adjustments required under this Supplement D as of that date have been made). Remainders which are credited to participants' Section 414(k) accounts as of a regular accounting date under this subsection 9.2 shall reduce: first, remainders to be allocated as of that date under subsection 8.3; then, income and gains of the trust fund to be credited as of that date under subparagraph 7.3(a); and finally, employer matching contributions to be allocated as of that date under subsection 7.4.

SECTION D10

Employer Contribution Formula

          D10.1.          Formula Employer Contribution. For each plan year, the formula employer contribution will be an amount equal to:

                    (a)          the preliminary employer contribution (as determined under subsection 10.2) for the company's fiscal year which ends closest to the end of such plan year; multiplied by;

                    (b)          a fraction, the numerator of which is the participating compensation (as defined in subsection 10.5) for such plan year and the denominator of which is the eligible compensation (as defined in subsection 10.5) for such plan year.

For any plan year, the company may, before the beginning of such plan year, establish a minimum formula employer contribution to be made under this Supplement D for that year. In no event, however, will the formula employer contribution for any plan year exceed an amount equal to the lesser of: (i) 50% of the basic contributions (up to 6%) made to the Money Accumulation Plan by participants entitled to share in the employer matching contribution for such year; or (ii) the maximum amount of employer matching contributions which may be allocated to participants' Section 414(k) accounts for such plan year after applying the limitations of subsections 7.8 and 7.9.

          D10.2.          Preliminary Employer Contribution. The "preliminary employer contribution" for a fiscal year of the company shall be an amount equal to the sum of:

                    (a)          5% of that portion, if any, of the adjusted net income (as defined in subsection 10.3) for such year which equals or exceeds 3% but does not exceed 5% of the average assets (as defined in subsection 10.4) for such year; plus

                    (b)          10% of that portion, if any, of the adjusted net income for such year which exceeds 5% of the average assets for such year.

          D10.3.          Adjusted Net Income. The "adjusted net income" for any fiscal year means the consolidated net income of the employers for that year determined according to recognized accounting principles and practices, except as follows:

                    (a)          No deduction or allowance shall be made on account of Federal, state or local income taxes.

                    (b)           No account shall be taken of the employers' contributions under this Supplement D.

                    (c)          Capital gains and losses and extraordinary charges and credits shall be disregarded.

          D10.4.          Assets, Average Assets. The term "assets" means the total consolidated assets of the employers as reflected on their balance sheet. The "average assets" for any fiscal year means an amount equal to: the sum of the assets at the beginning of that year plus the assets at the end of each of the thirteen 4-week accounting periods during that year; divided by 14.

          D10.5.          Eligible Compensation, Participating Compensation. The "eligible compensation" for any plan year means the total cash compensation paid to all employees of the employers, but disregarding any compensation paid before an employee completes six months of service (as defined under the Money Accumulation Plan). The "participating compensation" for any plan year means the total eligible compensation of those participants who are entitled to share in the employers' contribution for such year.

SUPPLEMENT E
TO
WOLVERINE EMPLOYEES' PENSION PLAN
Benefits for Certain Former Employees

          E-l.          Purpose. The purposes of this Supplement E is to provide benefits for certain members of Wolverine Employees' Pension Plan (the "Plan") who retire under The Wolverine Special Severance Program (the "Program").

          E-2.          Supplement E Participant. An employee of an employer will be a "Supplement E Participant" if he meets both of the following requirements:

                    (a)          he is a member of the Plan; and

                    (b)          he is eligible for and elects between November 3, 1994 and December 18, 1994 to retire under the Program.

          E-3.          Full Vesting. Each Supplement E Participant shall be fully vested in his benefits under the Plan.

          E-4.          Amount of Pension. Each Supplement E Participant shall be entitled to a monthly pension computed in accordance with subsection 4.1 of the Plan, based on his final average earnings and years of credited service at the date that his employment with the employers terminates. If the pension of a Supplement E Participant is determined under subparagraph 4.2(a) of the Plan, then the amount payable to the Supplement E Participant as of the first day of any month coincident with or preceding the date he attains age 62 years shall be calculated as though the amount determined under subparagraph 4.2(a)(ii) of the Plan were zero.

          E-5.          Commencement of Pension. Payment of the monthly pension to a Supplement E Participant shall begin as of the first day of the month coincident with or next following the date that his employment with the employers terminates, in the full amount determined under paragraph E-4 above. The pension of a Supplement E Participant shall not be reduced for commencement prior to normal retirement date.

          E-6.          No Highly Compensated Employees. In no event shall a Supplement E Participant who is a "highly compensated employee" within the meaning of Section 414(q) of the Internal Revenue Code be entitled to any benefits under this Supplement E.

          E-7.          Use of Terms. All terms and provisions of the Plan shall apply to this Supplement E, except that where the terms and provisions of the Plan and this Supplement E conflict, the terms and provisions of this Supplement E shall govern.

SUPPLEMENT F
TO
WOLVERINE EMPLOYEES' PENSION PLAN
Nondiscriminatory Executive Benefits

          F.1          Purpose. The purpose of this Supplement is to define and designate certain executives of the Company to receive benefits under a nondiscriminatory enhancement of the plans' benefit formula.

          F.2          A Executive. An "A Executive" is a member whose name is listed below in this section:
• G. Bloom (Normal Retirement 5/1/2000)
• W. Brown
• J. Deem (Deferred vested as of 10/30/2001)
• L. Dubrow (Deferred vested as of 10/30/2001)
• S. Duffy
• D. Estes
• S. Gulis
• B. Krueger
• T. O'Donovan
• R. Sedrowski

          F.3          B Executive. A "B Executive" is a member whose name is listed below in this Section:
• O. Baxter
• A. Croci
• R. DeBlasio
• T. Gedra
• B. Jungers
• J. Lovejoy (Normal retirement / /2000)
• T. Mundt
• N. Ottenwess
• D. West
• G. Fountain
• J. Lavertue

          F.4          Modifications. The Company may add, remove, or reclassify a member under this Supplement. The modification of a member's status may not reduce a member's benefit as determined on the date immediately before the latest of the following dates: 15 days after the member receives notice of the modification; the date that the amendment was adopted; or the effective date of the Amendment.

SUPPLEMENT G
TO
WOLVERINE EMPLOYEES' PENSION PLAN
Benefits for Certain Former Employees of Frolic Footwear Division
or the Wolverine Slipper Group

          G-l.          Purpose. The purposes of this Supplement G is to provide benefits for certain members of Wolverine Employees' Pension Plan (the "Plan") who terminate employment under The Frolic Footwear Special Severance Program dated August 4, 1997, (the "Frolic Program") and the Wolverine Slipper Group Special Severance Program (the "Slipper Program") dated December , 1997.

          G-2.          Supplement G Participant. An employee of an employer will be a "Supplement G Participant" if he meets both of the following requirements:

                    (a)          he is a member of the Plan; and

                    (b)          he is eligible for and elects to terminate employment under the "Frolic Program" no later than September 15, 1997, or under the "Slipper Program" no later than January 30, 1998.

          G-3.          Full Vesting. Each Supplement G Participant shall be fully vested in his benefits under the Plan.

          G-4.          Amount of Pension. Each Supplement G Participant shall be entitled to a monthly pension computed under subsection 4.1 of the Plan, based on his final average earnings and years of credited service at the date that his employment with the employers terminates. If the pension of a Supplement G Participant is determined under subparagraph 4.1(a) of the Plan, then the amount payable to the Supplement G Participant as of the first day of any month on or before the date he attains age 62 years shall be calculated as though the amount determined under subparagraph 4.1(a)(ii) of the Plan was zero.

          G-5.          Commencement of Pension. Payment of the monthly pension to a Supplement G Participant shall begin as of the first day of the month coincident with or next following the date that his employment with the employers terminates, in the full amount determined under paragraph G-4 above. The pension of a Supplement G Participant shall not be reduced for commencement prior to normal retirement date.

          G-6.          No Highly Compensated Employees. A Supplement G Participant who is a "highly compensated employee" within the meaning of Section 414(q) of the Internal Revenue Code shall not be entitled to any benefits under this Supplement G.

SUPPLEMENT H
TO
WOLVERINE EMPLOYEES' PENSION PLAN

Provisions Relating to Certain Former Participants
Under Frolic Footwear - Jonesboro Plant
Employees' Pension Plan

          H-1.          Introduction. Effective ______ __, 1998, Frolic Footwear - Jonesboro Plan Employees' Pension Plan (the "Frolic Footwear Plan") shall be merged into and continued in the form of this plan, and participants in the Frolic Footwear Plan shall become members in this plan. Each such participant is referred to below in this Supplement as a "Frolic Footwear Participant". The amount and form of each Frolic Footwear Participant's benefit under this plan shall be governed by the terms of this Supplement H.

          H-2.          Full Vesting of Frolic Footwear Participant's Benefit. Each Frolic Footwear Participant who terminates employment on or after _____ __, 1998 shall be fully vested in his benefits under the plan.

          H-3.          Amount of Frolic Footwear Participant's Benefit at Early or Normal Retirement Date. A Frolic Footwear Participant's retirement benefit under the plan is a monthly retirement income, commencing on the Frolic Footwear Participant's early or normal retirement date, whichever date the Participant chooses to retire (unless retirement is deferred), and payable during his lifetime, in an amount equal to $5.25 multiplied by his number of full years of credited service earned prior to _____ __, 1998. A Frolic Footwear Participant's Credited Service shall be determined under H-6, below. The amount of monthly retirement income computed under this paragraph H-3 will be used to determine the amount of a Frolic Footwear Participant's benefit for all purposes of the plan.

                    (a)          Early Retirement Date. A Frolic Footwear Participant's Early Retirement Date is the first day of the month coincident with or following the date on which he retires before his normal retirement date and after he has both attained age 62 and completed 20 years of credited service.

                    (b)          Normal Retirement Date. A Frolic Footwear Participant's Normal Retirement Date is the first day of the month coincident with or following the date on which he has both attained age 65 and reached the fifth anniversary of the date he became an employee under the plan.

          H.4          Termination of Employment Before Retirement; Early Commencement of Benefit. If a Frolic Footwear Participant's employment is terminated before reaching early retirement date but after completing five or more years of credited service, the Participant shall be entitled to a monthly deferred benefit commencing on his normal retirement date as provided in Section 6.1. The amount of the monthly benefit shall be equal to $5.25 multiplied by the Participant's number of full years of credited service earned prior to _____ __, 1998. A Frolic Footwear Participant who has completed 20 or more years of credited service may elect for early commencement of the monthly benefit, beginning as of the first day of any month after he attains age 62 but before his normal retirement date.

Such monthly benefit will be computed as above in this subparagraph but will be reduced by .5 percent thereof for each month by which commencement of the pension precedes the Frolic Footwear Participant's normal retirement date. The method of reducing the monthly retirement benefit for early payment under this paragraph H-4 will be used wherever necessary to determine the amount of a Frolic Footwear Participant's benefit for all purposes of the plan.

          H-5.          Death Benefit. A Frolic Footwear Participant's death benefit shall be determined under Section 8 of the plan, with the following provisions modifying such Section:

                    (a)          Amount of Spouse's Benefit. The spouse's benefit shall be in an amount determined as follows:

                              (i)          If the employee had attained age 65 years at the date of his death, 50% of the amount of monthly pension, computed pursuant to paragraph H-3, to which the employee would have been entitled if the first day of the month coincident with or following the date of his death were his retirement date and his benefits were payable in the form specified in subparagraph 7.1(a) of the plan.

                              (ii)          If the employee's death occurs after he had both attained age 62 years and completed twenty or more years of credited service, 50% of the amount of monthly pension computed pursuant to paragraph H-4, with the necessary reduction, to which the employee would have been entitled if the first day of the month coincident with or following the date of his death were his early retirement date and his benefits were then payable in the form specified in subparagraph 7.1(a) of the plan.

                              (iii)          If the employee had not reached his early retirement date at the date of his death (or earlier termination of employment), 50% of the amount of monthly pension, computed pursuant to paragraph H-4, with the necessary reduction, to which the employee would have been entitled if his benefits were payable in the form specified in subparagraph 7.1(a) of the plan commencing on the first day of the month coincident with or following his 62nd birthday (or his date of death, if later).

                    (b)          Payment of Spouse's Benefit. Payment of the spouse's benefit shall commence as of the first day of the month coincident with or following the later of the date of the employee's death or the date the employee would have attained age 62, and shall end with the month in which the employee's spouse dies.

                    (c)          Election to Waive Spouse's Benefit. An employee may make a written election waive the pre-retirement spouse's benefit at any time on or after the first day of the plan year in which he attains age 35 (or the date of his termination of employment, if earlier). Such an election will be effective only if the employee's spouse consents to the election in writing and such consent acknowledges the effect of the waiver and is witnessed by a plan representative or a notary public. Within three plan years prior to the plan year in which an employee attains age 35, the company shall provide him with a written explanation of the terms and conditions of the pre-retirement spouse's benefit; the employee's right to make, and the effect of, an election to waive the pre-retirement spouse's benefit; the requirement of spousal consent to such a waiver; and the employee's right to make, and the effect of, a revocation of such a waiver. An election under this subparagraph may be revoked by an employee at any time prior to his death. If an employee has elected to waive the pre-retirement spouse's benefit, no benefits shall be payable under Section 8 of the plan or this paragraph H-5 upon the employee's death.

                    (d)          Cost of Spouse's Benefit. Notwithstanding any other provisions of the plan, the amount of spouse's benefit payable under this paragraph H-5 or the amount of any monthly pension or deferred monthly pension payable under the plan to or one account of an employee shall be reduced as follows:

                              (i)          by 2/10ths of 1% thereof for each full year (and by 1/60th of 1% thereof for each month in a partial year) after the employee's attainment of age 47 and before his attainment of age 62 during which the pre-retirement spouse's benefit was in effect for such employee; and

                              (ii)          by 1/10th of 1% thereof for each full year (and by 1/120th of 1% thereof for each month in a partial year) after the employee's attainment of age 37 and before his attainment of age 47 during which the pre-retirement spouse's benefit was in effect for such employee.

                    (e)          Termination of Spouse's Benefit. The spouse's benefit will terminate for an employee on the first of the following events to occur while the employee is alive:

                              (i)          The date the employee elects to waive the spouse's benefit under subparagraph (c) above.

                              (ii)          The date the employee begins to receive benefits under the plan.

                              (iii)          The date of death of the employee's spouse.

                              (iv)          The date the employee is legally divorced from his spouse.

If the spouse's benefit has terminated pursuant to subparagraph (e)(i) above, it shall again take effect for an employee on the date he revokes his election in accordance with subparagraph (c) above. If the spouse's benefit has terminated pursuant to subparagraphs (e)(iii) or (e)(iv) above, it shall again take effect for an employee on the date he meets the requirements of Section 8.3(a) of the plan. The reduction required under subparagraph (d) above will be based on the total period of time that the spouse's benefit was in effect for an employee.

          H-6.          Credited Service. A Frolic Footwear employee's "credited service" means the total of his years of employment computed in accordance with the following rules:

          (a)          An employee will be entitled to a full year of credited service for each full year of his last continuous period of employment with the company as an employee (as defined in subparagraph (e) below) prior to February 1, 1976.

          (b)          In determining an employee's eligibility for a monthly pension or deferred monthly pension (but not for the purpose of computing the amount of such monthly pension or deferred monthly pension), an employee shall be entitled to one year of credited service for each plan year under the pre-merger Frolic Footwear Plan beginning after January 31, 1976 during which he has completed 1,000 or more hours of service.

          (c)          In computing the amount of an employee's monthly pension or deferred monthly pension, an employee shall be entitled to one year of credited service for the plan years beginning February 1, 1976 and February 1, 1977 during which he completed 1,000 or more hours of service as an employee. For the plan year beginning February 1, 1978 and ending December 31, 1978, an employee shall be entitled to a year of credited service if he completes 916 or more hours of service as an employee. For plan years beginning after December 31, 1978, an employee shall be entitled to a year of credited service for each plan year during which he has completed 1,000 or more hours of service in employment described in subparagraph (e) below.

          (d)          Continuous employment as an employee with Frolic Footwear, Inc., an Arkansas corporation, and Frolic Footwear, Inc., a Michigan corporation, will be considered as employment with the company and, to the extent provided in the plan or by the company, an employee's employment with a predecessor company will also be considered as employment with the company.

          (e)          "Employee" means a regular nonexempt hourly employee (except sliding scale salaried employees) who is employed by the company at its facilities located in Jonesboro, Arkansas, or within one mile of the Jonesboro, Arkansas city limits.

          H-7.          Form of Payment of Frolic Footwear Participant's Benefit. Except as provided in paragraph H-8 below, a Frolic Footwear Participant's benefit under this Supplement H shall be payable in accordance with subsection 7.1 of the plan.

          H-8.          Lump Sum Payment of Frolic Footwear Participant's Accrued Benefit. If the present value of (a) a Frolic Footwear Participant's entire nonforfeitable accrued benefit under the plan, or (b) the pre-retirement spouse's benefit payable on account of a Frolic Footwear Participant under subsection 8.3 of the plan, does not exceed $3,500; the committee, in its discretion, may direct the trustee to pay such present value to the Frolic Footwear Participant (or in the event of his death, to his surviving spouse) in a lump sum upon his termination of employment.

          H-9.          Limitations. Except to the extent expressly provided herein to the contrary, the benefits provided pursuant to this Supplement H for a Frolic Footwear Participant are subject to all of the terms and conditions of this plan. Unless specified otherwise, terms used in this Supplement H which are defined in the plan are intended to have the same meanings as given them in this plan.

SUPPLEMENT H
WOLVERINE EMPLOYEES' PENSION PLAN
2000 Early Retirement Window
H-1

Purpose The purpose of this Supplement H is to provide benefits for TruStitch employee members of the Wolverine Employees' Pension Plan who were eligible to terminate employment under the Wolverine Early Retirement Window-2000, dated July 12, 2000. (2000 Window) but remained employed as of June 1, 2001, members who terminated employment under the 2000 Window, or members who terminated under the reduction in force dated July 12, 2000, and were listed as severance only in the listing maintained by the Employer (the RIF).

H-2	Supplement H Participant An employee will be a Supplement H Participant if he is a member of the Plan and is eligible under the 2000 Window or was terminated under the RIF.

H-3

Calculation of Pension For purposes of calculating the Normal or Deferred Commencement Retirement (Section 4.1), Early Retirement (Sections 4.2 and 4.3) or Monthly Deferred (Section 6.1) Benefit and for purposes of commencing benefits under those sections, a Supplement H Participant shall be deemed to be 5 years older or age 65 whichever is less, however, this increase in age shall not change a member's normal retirement date.

H-4	Full Vesting. An employee who is terminated under the RIF and listed in the "Severance Only" classification shall be fully vested in his benefits under the Plan.

H-5	Amount of Pension In addition to the increased age: a Supplement H Participant shall be entitled to;

(a)	Lump Sum the following Lump Sum payment

Health Care Plan Status	Lump Sum Amount
(as of July 12, 2000)
Employee Only	$ 1576.08
Employee & Child	$ 3050.22
Employee & Spouse	$ 3874.92
Employee & Family	$ 4932.42

This benefit shall not apply to Supplement H Participants who remained employed on June 1, 2001.

(b)	Age 60-65 If he is at least age 60, an additional percentage increase in the benefit calculated under H-3 above, as follows;

Age	Percentage Increase
(as of July 12, 2000)	in Benefit
60 but less than 61	2%
61 but less than 62	4%
62 but less than 63	6%
63 but less than 64	8%
64 or more	10%

H-6	Commencement of Pension Payment of the benefits shall be as follows:

(a)	Lump Sum The lump sum benefit H-4 (a) shall be paid as soon as administratively feasible after the expiration of the revocation period following written acceptance of the 2000 Window.

(b)

Monthly Pension The monthly Pension calculated under H-3 and H-4(b), at the first day of any month following the latest of: expiration of the revocation period following written acceptance of the 2000 Window; the attainment of the deemed age of 60 by a Supplement H Participant; or a Supplement H Participant's termination of employment on or after June 1, 2001.

H-7	Supplement D -- Resignation or Dismissal For purposes of Supplement D:

(a)	Section 7.4 (regarding allocation of Employer matching contributions) a Supplement H Participant shall be treated as having retired during the year of termination of employment.

(b)	Section 8.2 a Supplement H Participant shall be fully, 100% vested in his Section 414(k) account.

SUPPLEMENT I

WOLVERINE EMPLOYEES PENSION PLAN
I-1

Purpose. The purpose of this Supplement I is to reflect the merger of the Wolverine Hy-Test, Inc. Collectively Bargained Pension Plan (Hy-Test Plan) with this Plan and to reflect enhanced pension benefits for members formerly included within the drivers unit represented by Teamsters Local 406 (Teamsters Unit).

I-2

Members Included. This Supplement shall apply to members formerly included within the Hy-Test Plan and formerly covered by a collective bargaining agreement between the Company and Local 160A, UNITE!, AFL/CIO/CLC and only where specifically designated to members within the Teamsters Unit.

I-3

Teamsters Unit Members. Each member included within the Teamsters Unit shall be fully vested in the members accrued benefit as of the member's termination of employment. Each member between ages 55 and 60 as of September 30, 2000, shall receive an additional seven years of service under Section 3.2(c) (for purposes of determining the member's eligibility for monthly pension benefits).

I-4	Hy-Test Members. The following provisions apply to former members of the Hy-Test Plan.

I-4.1	Normal Retirement. A Member whose employment terminates, other than by death or Disability, on the Member's Normal Retirement Date is eligible for a Normal Retirement Benefit.

(a)	Normal Retirement Date. "Normal Retirement Date" means the date the Member attains age 62.

(b)

Normal Retirement Benefit. "Normal Retirement Benefit" means the Member's Accrued Benefit. The monthly Normal Retirement Benefit shall be not less than the amount of any Early Retirement Benefit to which the Member was entitled if the Member had retired at any time under the provisions of Section I-4.2.

(c)

Accrued Benefit. "Accrued Benefit" means a monthly pension benefit, payable as a Single Life Annuity, beginning on the first day of the month following the Member's Normal Retirement Date. The monthly amount shall be equal to the Member's Years of Service multiplied by the applicable Benefit Rate set forth in this subsection.

Retirement Date	Benefit Rate

On or after January 1, 1996	$10.25
On or after January 1, 1997	$10.75
On or after January 1, 1998	$11.00
On or after March 1, 1999	$12.00
On or after January 1, 2000	$13.00

(d)	Benefit Service. A Member earned a "Year of Benefit Service" for each Plan Year under the following schedule:

Hours of Service in Covered Employment	Percentage of Year of Service

0 - 199	0
200 - 499	25%
500 - 799	50%
800 - 999	75%
1,000 or more	100%

I-4.2

Early Retirement. A Member whose employment terminates, other than by death or Disability, on or after the Member's Early Retirement Date and before the Member's Normal Retirement Date is eligible for an Early Retirement Benefit.

(a)	Early Retirement Date. "Early Retirement Date" means the date the Member attains age 55, or if later, the date the Member completes 25 Years of Vesting Service.

(b)	Early Retirement Benefit. "Early Retirement Benefit" means the Member's Accrued Benefit determined as of the date that the Member's employment terminated.

(c)

Early Payment. A Member who is eligible for Early Retirement may elect to begin payment on the first day of any month following the termination of employment after the Member's Early Retirement Date. If the Member elects and payment begins before the first day of the month after the Member's Normal Retirement Date, the monthly amount of the benefit shall be reduced and shall be the actuarial equivalent of the Accrued Benefit payable at the Member's Normal Retirement Age.

I-4.3	Late Retirement. A Member whose employment terminates after the Member's Normal Retirement Date is eligible for a Late Retirement Benefit.

(a)	Late Retirement Date. "Late Retirement Date" means the date that the Member's employment terminates or, if earlier, the Member's Required Beginning Date.

(b)	Late Retirement Benefit. "Late Retirement Benefit" means a monthly pension equal to:

(i)

Pre-Age 70 1/2. If the Member's employment terminated on or before the Required Beginning Date, the Normal Retirement Benefit determined as of the Late Retirement Date, including any additional benefits accrued for the period of the Member's employment after the Normal Retirement Date.

(ii)

Post-Age 70 1/2. If the Member's employment terminated after the Required Beginning Date, the amount determined in (i) above reduced by the actuarial equivalent of the total plan distributions made to the Member up to the Member's Late Retirement Date. The benefit shall not be reduced to an amount less than the Member's Accrued Benefit determined as of the Member's Normal Retirement Date.

I-4.4

Deferred Vested Retirement. A Member who has a Vested Accrued Benefit and whose employment terminated before the Member's Normal or Early Retirement Date, other than by death or Disability, is eligible for a Deferred Vested Benefit.

(a)	Deferred Vested Benefit. "Deferred Vested Benefit" means the Member's Vested Accrued Benefit determined as of the date that the Member's employment terminated.

(b)

Early Payment. If the Member is eligible and elects payment of the Deferred Vested Benefit before the first day of the month following the Member's Normal Retirement Date, the monthly amount of the benefit shall be reduced and shall be determined in the same manner as provided for early payment of the Early Retirement Benefit.

I-4.5	Death Benefits. A death benefit shall be paid only as provided in this section.

(a)	Death Before Annuity Starting Date. If a Member who has a Vested Accrued Benefit dies before the Annuity Starting Date, benefits will be paid as follows:

(i)	Surviving Spouse. If the Member has a Surviving Spouse, the Surviving Spouse shall receive a QPSA unless the Surviving Spouse waives the QPSA and elects another available form of payment.

		(A)	Spouse Defined. "Spouse" means the husband or wife to whom the Member was married at any specified time. A former Spouse shall not be a Spouse except to the extent specified in a QDRO.

(B)

Surviving Spouse Defined. "Surviving Spouse" means the Spouse to whom the Member was married at the time of death and who survives the Member. If the Member dies before benefit payments begin, "Surviving Spouse" means the Spouse to whom the Member was married for at least 12 consecutive months at the Member's death and who survives the Member.

(C)

QPSA Defined. "QPSA" means a qualified pre-retirement survivor annuity that is a monthly Single Life Annuity payable to the Surviving Spouse of a Member. The monthly amount of the QPSA is 50% of the benefit that would have been payable to the Member if the Member had retired on the day before the Member died and had elected to have benefit payments begin on the earliest permitted payment date in the form of an immediate QJSA.

	(ii)	No Surviving Spouse. If the Member does not have a Surviving Spouse, a benefit shall not be payable under this plan.

(b)

Death After Annuity Starting Date. If a Member who has a Vested Accrued Benefit dies after the Annuity Starting Date, the Beneficiary shall be paid any remaining benefits payable under the form of payment the Member was receiving before death.

I-4.6	Benefit Rules.

(a)	Single Benefit. A Member shall not receive more than one type of benefit in any month.

(b)

Previously Paid Benefits. The amount of a benefit payable under this article shall be reduced by the amount of benefits previously paid to or with respect to the Member, including a lump-sum payment of the Member's entire Vested Accrued Benefit after the Member's employment terminates. All reductions shall be computed on a uniform basis by calculating and offsetting the Actuarially Equivalent value of the benefit previously paid from the Member's final benefit.

(c)

Transfer. A transfer between Covered Employment and employment with the Employer other than Covered Employment, or a transfer between the Employer and a Related Employer, is not termination of employment.

(d)	Pay Status. Benefits in pay status on or after the merger shall continue to be paid in the form provided by the Plan.

I-4.7	Vested Percentage. A Member's Accrued Benefit shall be 100% vested.

I-4.8

Time of Payment. Subject to the QJSA and QPSA provisions of this plan and the required distribution rules of this Article, benefit payments shall begin not later than 60 days after the end of the Plan Year that includes the Member's Normal Retirement Date or, if later, the end of the Plan Year in which employment terminates.

(a)	Normal Retirement Benefit. The Normal Retirement Benefit shall begin on the first day of the month following the Member's Normal Retirement Date.

(b)

Early Retirement Benefit. The Early Retirement Benefit shall begin on the first day of the month following the Member's Normal Retirement date. The Member may elect earlier payment beginning on the first day of any month following the Member's Early Retirement Date.

(c)	Late Retirement. The Late Retirement Benefit shall begin on the first day of the month following the Member's termination of employment or, if earlier, the Member's Required Beginning Date.

(d)

Deferred Vested Benefit. The Deferred Vested Benefit shall begin on the first day of the month following the Member's Normal Retirement Date. If the Member is credited with at least 25 (or 10 if the Member's termination is due to permanent closing of the facility in which the Member was employed) Years of Vesting Service at termination of employment, the Member may elect earlier payment beginning on the first day of any month following the date the Member attains age 55.

(e)	Death Benefit.

(i)

Before Annuity Starting Date. The QPSA shall begin on the first day of the month following the date of death, or if later, the first day a Member could have elected early payment of an Early Retirement Benefit or a Deferred Vested Benefit, if applicable. The Surviving Spouse may elect to delay commencement of the benefit to the first day of any later month but not later than the first day of the month following the Member's Normal Retirement Date.

(ii) After Annuity Starting Date. If the form of payment to the Member provides for benefits after the Member's death, the continuing benefit shall be paid to the Beneficiary as provided.

(f)

Immediate Payment. If the Member's employment terminates for any reason before the Member's Normal Retirement Date and the Actuarially Equivalent present value of the Member's Vested Accrued Benefit, including any earlier payments, is $5,000 or less, the Administrator shall direct payment of the present value as soon as administratively feasible following termination of employment.

I-4.9

Determination of Benefits. The age of the individuals to whom benefits are payable shall be determined as of the date the benefit is payable. All forms of payment under this Schedule shall be Actuarially Equivalent to the benefit payable as a Single Life Annuity. "Actuarially Equivalent" means equal in value based on the following actuarial assumptions:

(a)	Interest Rate. 6 1/2% per annum, compounded annually.

(b)	Mortality Table. 1971 Group Annuity Mortality Table assuming three males for every seven females

(c)	Lump Sum Determination. Actuarial Equivalence of a lump-sum payment shall be determined based on.

(i) Mortality. The 1983 Group Annuity Mortality Table weighted 50% male and 50% female.

(ii)

Interest Rate. An interest rate for the Plan Year consisting of the annual rate of interest on 30-year Treasury securities for the month of December preceding the Plan Year in which the lump sum is calculated.

I-4.10	Form of Payment.

(a)	Standard Form. Benefits under this Schedule shall be paid as follows:

(i)

Married. If the Member is married when benefit payments are to begin, the Member's benefit shall be paid as a QJSA unless the Member waives the QJSA, with consent of the Spouse, and properly elects another available form of payment.

(A)

Definition. "QJSA" means an immediate qualified joint and survivor annuity under which a reduced (compared to amount of the Member's Vested Accrued Benefit payable as a Single Life Annuity) amount is payable to the Member for life and 50% of the reduced amount is payable to the Surviving Spouse, if any, for life after the Member's death.

(B)

Monthly Payments. The monthly amount payable to the Member and the monthly amount payable to the Surviving Spouse shall not increase after payments begin. The monthly payments under the QJSA shall be such that the value of the expected payments to the Member and the Surviving Spouse is Actuarially Equivalent to the benefit payable as a Single Life Annuity.

(ii)

Not Married. If the Member is not married when benefit payments are to begin, the Member's benefit shall be paid as a Single Life Annuity, unless the Member waives that form and properly elects another available form of payment.

(b)

Optional Forms of Payment. Upon waiver of the QJSA, Member may elect a Single Life Annuity. A "Single Life Annuity" is a monthly benefit payable in equal installments for the life of the Member or other individual with no payments to be made for any periods after the recipient's death.

I-4.11

Merger Schedule. The Company shall, as required by Code Section 414(l), maintain a special schedule of benefits payable on a termination basis for Hy-Test members as required under Regulation 1.414(l)-1(h). The special benefits shall be payable in the priority required by Regulation 1.414(l)-1(h) if the Plan terminates on or before December 31, 2005. If the liabilities attributable to benefits payable under this Schedule are spun off or transferred to another plan on or before December 31, 2005, the Plan shall transfer assets to the spun off or transferee plan sufficient to satisfy the liabilities in full.

SUPPLEMENT J
WOLVERINE EMPLOYEES' PENSION PLAN
20010 Early Retirement Window/Special Severance Program
J-1

Purpose The purpose of this Supplement J is to provide benefits for Wolverine Footwear employee members of the Wolverine Employees' Pension Plan who were eligible to terminate employment under the Wolverine Special Severance Program Early Retirement Window-2001 (current Footwear employee, age 60 before January 31, 2002, 15 years of continuous service by August 31, 2001 and not within an excluded job classification).

J-2	Supplement H Participant An employee will be a Supplement J Participant if he is a member of the Plan and is eligible under the 2001 Window.

J-3

Calculation of Pension For purposes of calculating the Normal or Deferred Commencement Retirement (Section 4.1), Early Retirement (Sections 4.2 and 4.3) or Monthly Deferred (Section 6.1) Benefit and for purposes of commencing benefits under those sections, a Supplement J Participant shall be deemed to be 5 years older or age 65 whichever is less. However, this increase in age shall not change a member's normal retirement date.

J-4	Amount of Pension In addition to the increased age: a Supplement J Participant shall be entitled to;

(a)	Lump Sum the following Lump Sum payment

Health Care Plan Status	Lump Sum Amount
(as of October 1, 2001)
Employee Only	$ 1758.63
Employee & Child	$ 3404.83
Employee & Spouse	$ 4329.55
Employee & Family	$ 5506.84

(b)	Age 60-65 If he is at least age 60, an additional percentage increase in the benefit calculated under J-3 above, as follows;

Age	Percentage Increase
(as of July 12, 2000)	in Benefit
60 but less than 61	2%
61 but less than 62	4%
62 but less than 63	6%
63 but less than 64	8%
64 or more	10%

J-6	Commencement of Pension Payment of the benefits shall be as follows:

(a)	Lump Sum The lump sum benefit J-4 (a) shall be paid as soon as administratively feasible after the expiration of the revocation period following written acceptance of the 2001 Window.

(b)

Monthly Pension The monthly Pension calculated under J-3 and J-4(b), at the first day of any month following the latest of: expiration of the revocation period following written acceptance of the 2001 Window; the attainment of the deemed age of 60 by a Supplement J Participant; or a Supplement J Participant's termination of employment on or before December 31, 2001.

J-7	Supplement D --For purposes of Supplement D:

Section 7.4 (regarding allocation of Employer matching contributions). A Supplement J Participant shall be treated as having retired during the year of termination of employment.

-7

APPENDIX A

Covered Employee Groups
(Other than Supplement D)
UNIT	EFFECTIVE DATE UNDER PLAN

Frolic Footwear Division - Salaried	02-01-70
Hush Puppies Retail, Inc. - Division 5	01-01-77
Tru-Stitch Footwear Division - Salaried	01-01-70
Tru-Stitch Footwear Division - Hourly - Non Union	01-01-85
Wolverine Employees	01-01-69
Brooks Shoe Company, Inc.	01-01-82
Viner Bros., Inc.	04-01-84
Town & Country Shoes, Inc.	06-01-81
Wolverine Hy-Test, Inc. non-collectively bargained employees	04-17-96

Covered Employee Groups
(Supplement D)
EFFECTIVE DATE

Wolverine World Wide, Inc.	01-01-94
Town & Country Shoes, Inc.	01-01-94
Brooks Shoe Company, Inc.	01-01-94
Viner Bros, Inc.	01-01-94
Little Falls Footwear Division	01-01-94
Hush Puppies Retail, Inc. - Division 05	01-01-94
Wolverine World Wide, Inc. Salaried at Puerto Rico	01-01-94
Wolverine Procurement, Inc.	01-01-94
B&B Shoe Division.	01-01-94
Wolverine Hy-Test, Inc. non-collectively bargained employees	04-17-96

APPENDIX B
Retirement Date (Normal/Deferred Benefit), Date of Disability (Disability Retirement Benefit) or Termination of Employment Date (Early Retirement/Monthly Deferred	Dollar Benefit Multiplier	Amendment

January 1, 1976 - December 31, 1978	$4 (pre-1/1/76 Service)/ $6 (post-12/31/75 Service)	0

January 1, 1979 - December 31, 1983	$6.00	Third
January 1, 1984 - December 31, 1975	$7.00	Fifth
January 1, 1986 - December 31, 1988	$8.00	Thirteenth
January 1, 1989 - December 31, 1989	$8.50	Eighteenth
January 1, 1990 - December 31, 1991	$9.00	Eighteenth
January 1, 1992 - December 31, 1992	$11.00	Twenty-Second
January 1, 1993 - December 31, 1993	$12.00	Twenty-Fifth
January 1, 1994 - December 31, 1994	$14.00	Twenty-Sixth
January 1, 1995 - December 31, 1995	$15.00	Twenty-Ninth
January 1, 1996 - December 31, 1997	$16.00	Thirty-Fourth
January 1, 1998 - December 31, 1998	$18.00	Thirty-Seventh
January 1, 1999 - December 31, 1999	$20.00	Fortieth
January 1, 2000 - December 31, 2000	$21.00	Forty-Second
January 1, 2001 -- December 31, 2001	$23.00	Forty-Seventh
January 1, 2002 or after	$24.00	Forty-Ninth